UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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Interface, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Interface, Inc.
2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Interface, Inc. (the “Company”) will be held on Thursday, May 20, 2010, at 3:00 p.m. Eastern Time, at the Vinings Club located at 2859 Paces Ferry Road, Atlanta, Georgia.  The purposes of the meeting are to consider and vote upon:

	Item	Recommended Vote
1.
The election of eleven members of the Board of Directors, five directors to be elected by the holders of the Company’s Class A Common Stock and six directors to be elected by the holders of the Company’s Class B Common Stock.
FOR

2.	A proposal to approve the Company’s adoption of an amendment and restatement of the Interface, Inc. Omnibus Stock Incentive Plan.	FOR

3.	The ratification of the appointment of BDO Seidman, LLP as independent auditors for 2010.	FOR
4.	Such other matters as may properly come before the meeting and at any adjournments of the meeting.

The Board of Directors set March 12, 2010 as the record date for the meeting.  This means that only shareholders of record at the close of business on March 12, 2010 will be entitled to receive notice of and to vote at the meeting or any adjournments of the meeting.

The Board of Directors is using the attached Proxy Statement to solicit Proxies from shareholders.  Please promptly complete and return a Proxy Card or use telephone or Internet voting at your earliest convenience. Voting your Proxy in a timely manner will assure your representation at the annual meeting. You may, of course, change or withdraw your Proxy at any time prior to the voting at the meeting.

   By order of the Board of Directors

                           /s/ RAYMOND S. WILLOCH
   RAYMOND S. WILLOCH
   Secretary

April 7, 2010

PLEASE PROMPTLY COMPLETE AND RETURN A PROXY CARD
OR USE TELEPHONE OR INTERNET VOTING PRIOR TO THE MEETING SO THAT YOUR VOTE
MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

Interface, Inc.

2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339
_______________

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
_______________

GENERAL INFORMATION

The Board of Directors of Interface, Inc. (the “Company”) is furnishing this Proxy Statement to solicit Proxies for Class A Common Stock and Class B Common Stock to be voted at the annual meeting of shareholders of the Company.  The meeting will be held at 3:00 p.m. Eastern Time on May 20, 2010.  The Proxies also may be voted at any adjournments of the meeting.  It is anticipated that this Proxy Statement will first be made available to shareholders on April 7, 2010.

The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 12, 2010.  On that date, the Company had outstanding and entitled to vote 56,813,792 shares of Class A Common Stock and 6,537,552 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company’s Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

Each Proxy for Class A Common Stock (“Class A Proxy”) or Class B Common Stock (“Class B Proxy”) that is properly completed (whether executed in writing or submitted by telephone or Internet) by a shareholder will be voted as specified by the shareholder in the Proxy. If no specification is made, the Proxy will be voted (i) for the election of the nominees (Class A or Class B, as the case may be) listed in this Proxy Statement under the caption “Nomination and Election of Directors,” (ii) for the proposal to approve the Company's adoption of an amendment and restatement of the Interface, Inc. Omnibus Stock Incentive Plan, and (iii) for the ratification of the appointment of BDO Seidman, LLP as independent auditors for 2010.  A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote for the purpose of establishing a quorum. A broker non-vote occurs when a broker or other nominee who holds shares for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Abstentions are the equivalent of a non-vote since (i) directors are elected by a plurality of the votes cast, and (ii) other proposals are approved if the affirmative votes cast exceed the negative votes cast.  Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

If your shares of Common Stock are held by a broker, bank or other nominee (e.g., in “street name”), you should receive instructions from your nominee, which you must follow in order to have your shares voted – the instructions may appear on a special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street name” and plan on attending the annual meeting of shareholders, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the annual meeting and vote at that time (your broker or other nominee may refer to it as a “legal” proxy).

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and employees of the Company may solicit Proxies in person or by telephone, fax or e-mail. The Company also has retained Georgeson Inc., a proxy solicitation firm, to assist in soliciting Proxies from record and beneficial owners of shares of the Company’s Common Stock. The fee paid by the Company for such assistance will be $7,500 (plus expenses).

NOMINATION AND ELECTION OF DIRECTORS
(ITEM 1)

The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time.  The Board of Directors has currently set the number of directors at 11.  The holders of Class B Common Stock are entitled to elect a majority (six) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (five) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than five nominees or Class B Proxy be voted for more than six nominees. Each nominee is an incumbent director standing for re-election, and has consented to being named herein and to continue serving as a director if re-elected.

Certain information relating to each nominee proposed by the Board is set forth below.  Directors are required to submit an offer of resignation upon experiencing a job change.

CLASS A NOMINEES

Name (Age)                                                                                                                                                       Information

Dianne Dillon-Ridgley (58)
Ms. Dillon-Ridgley was elected to the Board in February 1997. Ms. Dillon-Ridgley has served as the U.N. Headquarters representative for the Center for International Environmental Law since 2005 and for the World YWCA from 1997 to 2004. She is the founding chair-emeritus of Plains Justice, a nonprofit organization that promotes sustainable economy through community partnerships across the Great Plains. She was appointed by President Clinton to the President’s Council on Sustainable Development in 1994 and served as Co-Chair of the Council’s International and Population/Consumption Task Forces until the Council’s dissolution in June 1999. Ms. Dillon-Ridgley also serves on the boards of five nonprofit organizations and on the Dean’s Advisory Board for Auburn University’s College of Human Sciences. Ms. Dillon-Ridgley brings leadership and diversity to the Board, particularly in the areas of sustainability and in relations with nongovernmental and nonprofit organizations as well as with minority-owned and women-owned business enterprises.

Dr. June M. Henton (70)
Dr. Henton was elected as a director in February 1995. Since 1985, Dr. Henton has served as Dean of the College of Human Sciences at Auburn University, which includes an Interior Design program. Dr. Henton also serves on the board of one nonprofit organization.  Dr. Henton, who received her Ph.D. from the University of Minnesota, has provided leadership for a wide variety of professional, policy and civic organizations and brings to the Board substantial academic experience in the field of interior environments. As a charter member of the Operating Board of the National Textile Center, Dr. Henton also has significant expertise in the integration of academic and research programs within our industry.

Christopher G. Kennedy (46)
Mr. Kennedy was elected as a director in May 2000. He became an Executive Vice President of Merchandise Mart Properties, Inc. (a subsidiary of Vornado Realty Trust based in Chicago, Illinois) in 1994 and President in 2000. Since 1994, he has served on the Board of Trustees of Ariel Mutual Funds. From 1997 to 1999, Mr. Kennedy served as the Chairman of the Chicago Convention and Tourism Bureau. Mr. Kennedy also serves on the boards of three nonprofit organizations. Mr. Kennedy brings to the Board substantial executive level experience that is particularly beneficial to our strategies and sales and marketing efforts in the corporate office and retail market segments.  His insight into governmental and economic affairs and his civic involvement also are of great value to the Board.

K. David Kohler (43)
Mr. Kohler was elected as a director in October 2006.  Since April 2009, he has served as the President and Chief Operating Officer for Kohler Co., a global leader in the manufacture of kitchen and bath products, interior furnishings, engines and power generation systems, and an owner and operator of golf and resort destinations. Previously, he served as the Executive Vice President (2007 to 2009) and Group President of the Kitchen and Bath Group (1999 to 2007) for Kohler.  Mr. Kohler was formerly a chairman of the National Kitchen and Bath Association’s Board of Governors of Manufacturing.  He has served as a member of the board of Kohler Co. since 1999, and has previously served on the board of a privately-held manufacturer.  He is also a director of Internacional de Cerámica, S.A.B. de C.V., a public company traded on the Mexican Stock Market. Mr. Kohler brings to the Board extensive business experience from his service in executive positions at a manufacturing company with international operations and distribution into both commercial and consumer channels.

Thomas R. Oliver (69)
Mr. Oliver was elected as a director in July 1998. He served as Chairman of Six Continents Hotels (formerly Bass Hotels, now known as InterContinental Hotels), the hotel business of Six Continents, PLC (formerly Bass PLC, now known as InterContinental Hotels Group PLC), from March 1997 until his retirement in March 2003, and served as Chief Executive Officer of Six Continents Hotels from March 1997 to October 2002. Mr. Oliver has served as a director of UDR, Inc. (formerly United Dominion Realty Trust, Inc.) since 2003. As a former Chairman and Chief Executive Officer of a publicly traded company, Mr. Oliver brings to the Board a wealth of knowledge and experience in a variety of disciplines such as strategic planning, operations, sales and marketing, finance, executive compensation and corporate governance.

CLASS B NOMINEES
Name (Age)                                                                                                                                                    Information

Ray C. Anderson (75)
Mr. Anderson founded Interface in 1973 and served as Chairman and Chief Executive Officer until his retirement as Chief Executive Officer and transition from day-to-day management in July 2001, at which time he became Interface’s non-executive Chairman of the Board. He chairs the Executive Committee of the Board and remains available for policy level consultation on substantially a full time basis. Mr. Anderson was appointed by President Clinton to the President’s Council on Sustainable Development in 1996 and served as Co-Chair until the Council’s dissolution. He currently serves on the boards of 11 nonprofit organizations.  As founder and Chairman of Interface, Mr. Anderson brings to the Board unique and extensive knowledge and experience from virtually all aspects of the Company since its formation.  He also is one of the world’s leading experts in the field of sustainability, which is of increasing importance in our industry and to our customers.  His tenure also provides consistent leadership to the Board.

Edward C. Callaway (55)
Mr. Callaway was elected as a director in October 2003.  Since November 2003, Mr. Callaway has served as Chairman and Chief Executive Officer of the Ida Cason Callaway Foundation, a nonprofit organization that owns the Callaway Gardens Resort and has an environmental mission of conservation, education and land stewardship.  Mr. Callaway has served in various capacities at Crested Butte Mountain Resort and successor companies, including the capacities of President and Chief Executive Officer (1987 to 2003) and Chairman (2003), and currently serves as a director.  Previously, Mr. Callaway was a certified public accountant at a national accounting firm. Mr. Callaway serves on the boards of two other nonprofit organizations. Mr. Callaway’s extensive executive experience in the hospitality industry provides the Board with valuable insight into matters ranging from sales and marketing to customer service.  His background also provides substantial financial expertise as well as a focus on environmental sustainability.

Carl I. Gable (70)
Mr. Gable was elected as a director in March 1984. He practiced business, securities and international law for 26 years, most recently with the Atlanta-based law firm of Troutman Sanders LLP from 1996 until his retirement in 1998.  Mr. Gable now is a private investor.  His prior experience includes service as the Vice Chairman and Chief Financial Officer of Intermet Corporation, which was a publicly traded company, and as President and Chief Financial Officer of Interface from March 1984 to June 1985.  Mr. Gable served as a director of Fidelity Southern Corporation from July 2000 to November 2002, and currently serves on the boards of two nonprofit organizations. Mr. Gable also currently serves as the Lead Independent Director of the Board.  Mr. Gable brings to the Board substantial expertise and executive level experience in matters such as strategic planning, corporate finance and accounting, capital markets, risk management, corporate governance and international business.  He has an extensive knowledge of the Company’s business, and his tenure also provides consistent leadership to the Board.

Daniel T. Hendrix (55)
Mr. Hendrix joined the Company in 1983 after having worked previously for a national accounting firm. He was promoted to Treasurer of the Company in 1984, Chief Financial Officer in 1985, Vice President-Finance in 1986, Senior Vice President-Finance in 1995, Executive Vice President in 2000, and President and Chief Executive Officer in July 2001. He was elected to the Board in October 1996.  Mr. Hendrix served as a director of Global Imaging Systems, Inc. from 2003 to 2007, and has served as a director of American Woodmark Corp. since May 2005. With his 26 years of service at the Company, Mr. Hendrix brings to the Board a unique understanding of our strategies and operations. His experience extends to virtually all aspects of the Company’s business, but with a particular emphasis on strategic planning and financial matters.  His tenure provides consistent leadership to the Board, and facilitates the interrelationship between the Board and the Company’s executive leadership team.

James B. Miller, Jr. (69)
Mr. Miller was elected as a director in May 2000. Since 1979, Mr. Miller has served as Chairman and Chief Executive Officer of Fidelity Southern Corporation, the holding company for Fidelity Bank.  He also has served in various capacities at Fidelity Southern Corporation’s affiliated companies, including as Chief Executive Officer of Fidelity Bank from 1977 to 1997 and from 2003 to the present, Chairman of Fidelity Bank from 1998 to the present, Chairman of Fidelity Bank National Capital Markets, Inc. from 1992 to 2005, and Chairman of LionMark Insurance Company since 2004.  Mr. Miller has served on the board of American Software, Inc. since 2002, and currently serves on the boards of three private companies and six nonprofit organizations. Mr. Miller brings to the Board extensive executive level experience at a publicly traded company, particularly in the areas of banking, capital markets, corporate finance and accounting.

Harold M. Paisner (70)
Mr. Paisner was elected as a director in February 2007.  Mr. Paisner is Senior Partner of the law firm Berwin Leighton Paisner, LLP based in London, England.  He currently is a member of the boards of FIBI Bank (UK) plc and Think London (the official inward investment agency of London, England), and serves as a Governor of Ben Gurion University of the Negev and as the Chairman of the Institute for Jewish Policy Research.  He also is on the board of Puma High Income VCT plc, which is a fund that is publicly traded on the London Stock Exchange.  Formerly, Mr. Paisner has served as a director of LINPAC Group Limited and Estates & Agency Holdings plc. Mr. Paisner brings to the Board the experience of leading a major law firm based in the United Kingdom, where a substantial portion of our European business is located.  He has served as an advisor on corporate finance matters and mergers and acquisitions for large multinational clients, particularly in the manufacturing, retail and insurance sectors.

Vote Required and Recommendation of Board

Under the Company’s Bylaws, election of each of the five Class A nominees requires a plurality of the votes cast by the Company’s outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the six Class B nominees requires a plurality of the votes cast by the Company’s outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED OR VOTED BY TELEPHONE OR INTERNET WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held seven meetings during 2009.  All of the directors attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

Board Leadership Structure and Role in Risk Management

We currently have a separate Chairman, Chief Executive Officer and Lead Independent Director.  Mr. Anderson serves as Chairman, Mr. Hendrix serves as Chief Executive Officer, and Mr. Gable serves as Lead Independent Director.  Although we do not have a formal policy on whether the same person should (or should not) serve as both the Chairman and Chief Executive Officer, we believe it is appropriate at the current time to have those positions separate in light Mr. Anderson’s transition several years ago from day-to-day management of the Company while still remaining available for policy/board level consultation, and given Mr. Hendrix’s day-to-day executive level management of the Company.

Because both our Chairman and Chief Executive Officers are employees of the Company and therefore not considered “independent” under applicable standards (see below), the Board has appointed Mr. Gable to serve as Lead Independent Director.  The Board considers it to be useful and appropriate at the current time to have a non-management director serve in a lead capacity to coordinate the activities of the other non-management directors, and to perform such other duties and responsibilities as the Board may determine.  The specific responsibilities of the Lead Independent Director are as follows:

•	Preside at Executive Sessions. Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.
•	Call Meetings of Independent Directors. Has the authority to call meetings of the independent directors.
•	Function as Liaison with the Chairman. Serves as the principal liaison on Board-wide issues between the independent directors and the Chairman.
•
Participate in Flow of Information to the Board such as Board Meeting Agendas and Schedules.  Provides the Chairman and Chief Executive Officer with input as to meeting agenda items, advises the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of information sent to the Board, and approves meeting schedules to assure there is sufficient time for discussion of all agenda items.

•	Recommends Outside Advisors and Consultants. Recommends the retention of outside advisors and consultants who report directly to the Board.
•	Shareholder Communication. Ensures that he is available, if requested by shareholders and when appropriate, for consultation and direct communication.

The Board receives quarterly reports on elements of risk that may potentially affect the Company, as identified and presented by management.  The Board also assists in the Company’s risk oversight through its various committees described below.  For example, the Audit Committee assists in overseeing risk as it relates to the Company’s financial statements, financial reporting process and internal control system.  In that regard, the Company’s Director of Internal Audit and outside auditors report directly to the Audit Committee.  The Compensation Committee assists in overseeing risk as it relates to the Company’s executive compensation program and practices, while the Nominating & Governance Committee assists in overseeing risk related to the Company’s corporate governance practices as well as the performance of individual Board members and committees.

The Board of Directors has the following standing committees that assist the Board in carrying out its duties:  the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee.  The following table lists the members of each committee:

Executive Committee	Audit Committee	Compensation Committee	Nominating & Governance Committee

Ray C. Anderson (Chair)	Carl I. Gable (Chair)	Thomas R. Oliver (Chair)	June M. Henton (Chair)
Carl I. Gable	Edward C. Callaway	K. David Kohler	Dianne Dillon-Ridgley
Daniel T. Hendrix	James B. Miller, Jr.	Harold M. Paisner	Christopher G. Kennedy
James B. Miller, Jr.			Thomas R. Oliver

Executive Committee.  The Executive Committee did not meet but acted by unanimous written consent one time during 2009. With certain limited exceptions, the Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

Audit Committee.  The Audit Committee met four times and acted by unanimous written consent twice during 2009. The function of the Audit Committee is to (i) serve as an independent and objective party to review the Company’s financial statements, financial reporting process and internal control system, (ii) review and evaluate the performance of the Company’s independent auditors and internal financial management, and (iii) provide an open avenue of communication among the Company’s independent auditors, management (including internal financial management) and the Board.  The Board of Directors has determined that all three members of the Audit Committee are “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, and that each of the three members of the Audit Committee is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.  The Audit Committee operates pursuant to an Audit Committee Charter which was adopted by the Board of Directors.  The Audit Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Audit-Committee-Charter.aspx.

Compensation Committee.  The Compensation Committee met one time and acted by unanimous written consent three times during 2009.  The function of the Compensation Committee is to (i) evaluate the performance of the Company’s Chief Executive Officer and other senior executives, (ii) determine compensation arrangements for such executives, (iii) administer the Company’s stock and other incentive plans for key employees, and (iv) review the administration of the Company’s employee benefit plans.  The Board of Directors has determined that each member of the Compensation Committee is “independent” in accordance with the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market.  The Compensation Committee operates pursuant to a Compensation Committee Charter that was adopted by the Board of Directors.  The Compensation Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Compensation-Committee-Charter.aspx.  The Compensation Committee’s policies and philosophy are described in more detail below in this Proxy Statement under the heading “Compensation Discussion and Analysis.”

Nominating & Governance Committee.  The Nominating & Governance Committee met twice in 2009.  The Nominating & Governance Committee assists the Board in reviewing and analyzing, and makes recommendations regarding, corporate governance matters.  The Nominating & Governance Committee also assists the Board in establishing qualifications for Board membership and in identifying, evaluating and selecting qualified candidates to be nominated for election to the Board.  In the event of a vacancy on the Board, the Nominating & Governance Committee develops a pool of potential director candidates for consideration. The Nominating & Governance Committee seeks candidates for election and appointment with excellent decision-making ability, valuable and varied business experience and knowledge, and impeccable personal integrity and reputations.  The Committee does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership, in an effort to obtain a variety of viewpoints in the Board’s proceedings.  The Nominating & Governance Committee considers whether candidates are free of constraints or conflicts which might interfere with the exercise of independent judgment regarding the types of matters likely to come before the Board, and have the time required for preparation, participation and attendance at Board and committee meetings.  Other factors considered by the Nominating & Governance Committee in identifying and selecting candidates include the needs of the Company and the range of talent and experience already represented on the Board.  The Nominating & Governance Committee solicits suggestions from other members of the Board regarding persons to be considered as possible nominees.  Shareholders who wish the Nominating & Governance Committee to consider their recommendations for director candidates should submit their recommendations in writing to the Nominating & Governance Committee, in care of the office of the Chairman of the Board, Interface, Inc., 2859 Paces Ferry Road, Suite 2000, Atlanta, GA 30339.  Recommendations should include the information which would be required for a “Shareholder Proposal” as set forth in Article II, Section 9 of the Company’s Bylaws.  Director candidates who are recommended by shareholders in accordance with these procedures will be evaluated by the Nominating & Governance Committee in the same manner as director candidates recommended by the Company’s directors.

The Board of Directors has determined that each member of the Nominating & Governance Committee is “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market.  The Nominating & Governance Committee operates pursuant to a Nominating & Governance Committee Charter that was adopted by the Board of Directors.  The Nominating & Governance Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Nominating---Governance-Charter-(1).aspx.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

The following table sets forth, as of February 1, 2010 (unless otherwise indicated), beneficial ownership of each class of the Company’s Common Stock by: (i) each person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each nominee for director, (iii) the Company’s Principal Executive Officer, Principal Financial Officer, and next three most highly compensated executive officers (the “Named Executive Officers”), and (iv) all executive officers and directors of the Company as a group.

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Class A if Converted(2)

Ray C. Anderson	Class A	20,000	(3)	*	5.9%
2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339	Class B	3,548,206	(3)	53.3%

Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601	Class A	7,091,932	(4)(5)	12.5%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	Class A	3,913,818	(4)(6)	6.9%

Daruma Asset Management, Inc. and Mariko O. Gordon 80 West 40th Street, 9th Floor New York, NY 10018	Class A	4,554,900	(4)(7)	8.0%

RidgeWorth Capital Management, Inc. 50 Hurt Plaza, Suite 1400 Atlanta, Georgia 30303	Class A	3,841,417	(4)(8)	6.8%

Edward C. Callaway	Class A	10,000		*	*
	Class B	43,500	(9)	*

Robert A. Coombs	Class A	59,717		*	*
	Class B	191,210	(10)	2.9%

Dianne Dillon-Ridgley	Class A	203	(11)	*	*
	Class B	28,500	(11)	*

Carl I. Gable	Class A	6,640	(12)	*	*
	Class B	89,744	(12)	1.3%

Daniel T. Hendrix	Class A	72,260		*	1.2%
	Class B	614,956	(13)	9.1%

June M. Henton	Class A	16,600		*	*
	Class B	38,100	(14)	*

Christopher G. Kennedy	Class A	30,223	(15)	*	*
	Class B	48,500	(15)	*

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Class A if Converted(2)

K. David Kohler	Class A	0		*	*
	Class B	34,500	(16)	*

Patrick C. Lynch	Class A	72,863		*	*
	Class B	136,616	(17)	2.0%

James B. Miller, Jr.	Class A	16,525		*	*
	Class B	48,500	(18)	*

Thomas R. Oliver	Class A	256,081		*	*
	Class B	28,500	(19)	*

Harold M. Paisner	Class A	12,000		*	*
	Class B	34,500	(20)	*

John R. Wells	Class A	173,028		*	*
	Class B	218,040	(21)	3.2%

Raymond S. Willoch	Class A	84,010	(22)	*	*
	Class B	145,007	(22)	2.2%

All executive officers and directors	Class A	936,987		1.7%	10.3%
as a group (16 persons)	Class B	5,428,212	(23)	75.9%
__________

*     Less than 1%.

(1)
Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares.  Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

(2)
Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.

(3)
Represents 20,000 Class A shares held by Mr. Anderson’s wife, although Mr. Anderson disclaims beneficial ownership of such shares.  Also includes 21,498 Class B shares that Mr. Anderson beneficially owns through the Company’s 401(k) plan.

(4)	Based upon information included in statements as of December 31, 2009 provided to the Company and filed with the Securities and Exchange Commission by such beneficial owners.

(5)
All such shares are held by Ariel Investments, LLC (“Ariel”) for the accounts of investment advisory clients.  Ariel, in its capacity as investment advisor, has sole voting power with respect to 6,801,947 of such shares and sole dispositive power with respect to 7,075,847 of such shares.

(6)
According to BlackRock, various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares, and no one person’s interests in such shares exceeds 5% of the total outstanding shares of Class A Common Stock.

(7)
All such shares are held by Daruma Asset Management, Inc. (“Daruma”) for the accounts of investment advisory clients.  Mr. Gordon is the principal shareholder of Daruma.  Daruma has sole voting power with respect to 1,717,400 of such shares and sole dispositive power with respect to all such shares.

(8)
Includes shares beneficially owned by RidgeWorth Capital Management, Inc. as parent company for Ceredex Value Advisors LLC.  RidgeWorth Capital Management has sole voting power with respect to 1,732,296 of such shares, shared voting power with respect to 2,109,121 of such shares, and sole dispositive power respect to all of such shares.

(9)	Includes 4,500 restricted Class B shares, and 22,500 Class B shares that may be acquired by Mr. Callaway pursuant to exercisable stock options.

(10)	Includes 118,810 restricted Class B shares, and 37,500 Class B shares that may be acquired by Mr. Coombs pursuant to exercisable stock options.

(11)
Includes 103 Class A shares held by Ms. Dillon-Ridgley’s son, although Ms. Dillon-Ridgley disclaims beneficial ownership of such shares.  Also includes 4,500 restricted Class B shares, and 7,500 Class B shares that may be acquired by Ms. Dillon-Ridgley pursuant to exercisable stock options.

(12)
Includes 140 Class A shares held by Mr. Gable as custodian for his son.  Includes 4,500 restricted Class B shares, and 7,500 Class B shares that may be acquired by Mr. Gable pursuant to exercisable stock options.

(13)
Includes 182,989 restricted Class B shares, 100,000 Class B shares that may be acquired by Mr. Hendrix pursuant to exercisable stock options, and 4,381 Class B shares beneficially owned by Mr. Hendrix pursuant to the Company’s 401(k) plan.

(14)	Includes 4,500 restricted Class B shares, and 7,500 Class B shares that may be acquired by Dr. Henton pursuant to exercisable stock options.

(15)
Includes 4,500 restricted Class B shares, and 27,500 Class B shares that may be acquired by Mr. Kennedy pursuant to exercisable stock options. Mr. Kennedy serves on the Board of Trustees of Ariel Mutual Funds, for which Ariel Investments, LLC serves as investment advisor and performs services which include buying and selling securities on behalf of the Ariel Mutual Funds. Mr. Kennedy disclaims beneficial ownership of all Class A shares held by Ariel Investments, LLC as investment advisor for Ariel Mutual Funds.

(16)	Includes 4,500 restricted Class B shares, and 22,500 Class B shares that may be acquired by Mr. Kohler pursuant to exercisable stock options.

(17)	Includes 86,616 restricted Class B shares, and 50,000 Class B shares that may be acquired by Mr. Lynch pursuant to exercisable stock options.

(18)	Includes 4,500 restricted Class B shares, and 27,500 Class B shares that may be acquired by Mr. Miller pursuant to exercisable stock options.

(19)	Includes 4,500 restricted Class B shares, and 7,500 Class B shares that may be acquired by Mr. Oliver pursuant to exercisable stock options.

(20)	Includes 6,000 restricted Class B shares, and 22,500 Class B shares that may be acquired by Mr. Paisner pursuant to exercisable stock options.

(21)	Includes 145,166 restricted Class B shares, and 62,500 Class B shares that may be acquired by Mr. Wells pursuant to exercisable stock options.

(22)
Includes 3,920 Class A shares held by Mr. Willoch’s son, although Mr. Willoch disclaims beneficial ownership of such shares.  Also includes 87,663 restricted Class B shares, 42,500 Class B shares that may be acquired by Mr. Willoch pursuant to exercisable stock options, and 14,844 Class B shares beneficially owned by Mr. Willoch pursuant to the Company’s 401(k) plan.

(23)
Includes 778,244 restricted Class B shares, and 501,500 Class B shares that may be acquired by all executive officers and directors as a group pursuant to exercisable stock options.  Also includes 40,723 Class B shares that are beneficially owned through the Company’s 401(k) plan.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Philosophy and Objectives

The Company’s compensation program is designed in a manner intended to both attract and retain a highly-qualified, motivated and engaged management team whose focus is on enhancing shareholder value.  The Company believes a straightforward program that is readily understood and endorsed by its participants best serves these goals, and has constructed a program that contains (1) multiple financial elements, (2) clear and definitive targets, (3) challenging but attainable objectives, and (4) specified performance metrics.  More specifically, the objectives of the Company’s management compensation program include:

•	Establishing strong links between the Company’s performance and total compensation earned – i.e., “paying for performance”;

•	Providing incentives for executives to achieve specific performance objectives;

•	Promoting and facilitating management stock ownership, and thereby motivating management to think and act as owners;

•	Emphasizing the Company’s mid and long-term performance, thus enhancing shareholder value; and

•	Offering market competitive total compensation opportunities to attract and retain talented executives.

Program Design and Administration

The Compensation Committee of the Board of Directors, which is composed entirely of independent directors, has developed and administers the Company’s executive pay program so as to provide compensation commensurate with the level of financial performance achieved, the responsibilities undertaken by the executives, and the compensation packages offered by comparable companies.  The program currently consists of four principal components, each of which is designed to drive a specific behavioral focus, which in turn helps to provide specific benefits to the Company:

Program Component ___________________________	Behavioral Focus _______________________________	Ultimate Benefit to Company __________________________________

Competitive base salary	Rewards individual competencies, performance and level of experience	Assists with attraction and retention of highly-qualified executives, and promotes management stability

Annual cash bonuses based on achievement of established goals	Rewards individual performance and operational results of specific business units and Company as a whole	Aligns individual interests with overall short term (quarterly and annual) objectives, and reinforces “pay for performance” program goals

Long-term incentives	Rewards engagement, longevity, sustained performance and actions designed to enhance overall shareholder value	Aligns individual interests with the long-term investment interests of shareholders, and assists with retention of highly-qualified executives

Other elements such as special incentives, retirement benefits and elective deferred compensation	Rewards targeted operational results, engagement and longevity, and sustained performance
Focuses enhanced efforts on a particular key objective (e.g., debt reduction), aligns individual interests with the long-term investment interests of shareholders, assists with the attraction and retention of highly-qualified executives, and promotes management stability

The Company strives to structure various elements of these program components so that a large portion of executive compensation is directly linked to advancing the Company’s financial performance and the interests of shareholders.

The Committee establishes base salaries for the executive officers, including the Named Executive Officers listed in the “Summary Compensation Table” included in this Proxy Statement.  The Committee also administers the annual bonus program, the long-term incentive program, retirement benefits, deferred compensation arrangements, and, when applicable, special incentive programs.

From time to time, but not necessarily on an annual basis (and not during 2009), the Committee has directly engaged Mercer Human Resources Consulting, a nationally-recognized, independent compensation consultant, to provide input on compensation matters.  The services performed by Mercer have varied according to the particular needs of the engagement, but typically have consisted of providing a market or peer group overview of compensation elements, including salary, bonus, long-term incentives and special incentives.  Occasionally, Mercer also has conducted a business performance review of our Company compared with other companies, to assist the Committee in making its compensation decisions.

The Committee also seeks input from the Company’s Chief Executive Officer and General Counsel.  In addition, the Committee takes into account publicly available data relating to the compensation practices and policies of other companies within and outside the Company’s industry.  Furthermore, the policies and programs described below are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

Discussion of Principal Elements of Compensation Program

Base Salaries

The Committee generally strives to set base salaries at the market median (50th percentile) of salaries offered by other employers in our industry and other publicly traded companies with characteristics similar to the Company (size, growth rate, etc.), based, by and large, on information provided by Mercer Human Resources Consulting and internal equalization policies of the Company.  Some of the companies considered from time to time are included in the list of companies comprising the “self-determined peer group” index used to create the stock performance graph included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010.  The Company’s current self-determined peer group is comprised of the following companies: Actuant Corp.; Acuity Brands, Inc.; Albany International Corp.; BE Aerospace, Inc.; The Dixie Group, Inc.; Herman Miller, Inc.; HNI Corporation; Kimball International, Inc.; Knoll, Inc.; Mohawk Industries, Inc.; Steelcase, Inc.; Unifi, Inc.; and USG Corp.

In addition, the Committee may consider other factors when setting individual salary levels, which may result in salaries somewhat above or below the targeted amount.  These factors include the executive’s level of responsibility, achievement of goals and objectives, tenure with the Company, and specific background or experience, as well as external factors such as the availability of talent, the recruiting requirements of the particular situation, and general economic conditions and rates of inflation.  In this Proxy Statement, compensation for Named Executive Officers based outside the United States is reported in U.S. dollars based on the currency exchange rate in effect as of the end of each fiscal year, and therefore fluctuations in currency exchange rates may impact the reported amounts.

Base salary adjustments for executive officers generally are made (if at all) annually and are dependent on the factors described above.  The Named Executive Officers have received no base salary increases since December 2007, and the Committee has not yet determined whether to increase their base salaries during 2010.

Please see the “Summary Compensation Table” included in this Proxy Statement for the base salaries of the Named Executive Officers in 2009.

Annual Bonuses

The Committee administers the shareholder-approved Executive Bonus Plan, which provides quarterly and annual bonus opportunities for Company executives.  The bonus opportunities provide an incentive for executives to earn compensation based on the achievement of important corporate or business unit (division or subsidiary) financial performance and, in some cases, individual performance goals.  In determining the appropriate bonus opportunities, the Committee seeks to establish potential awards that, when combined with annual salary, place the total overall cash compensation opportunity for the Company’s executives in the third quartile (between the market 50th percentile and the market 75th percentile) for comparable companies, provided that the performance objectives are substantially achieved.

Each executive officer of the Company, including the Chief Executive Officer, is assigned a bonus potential (typically ranging between 70% and 110% of base salary), and a personalized set of quarterly and annual financial objectives.  Actual awards can range from 0% to 125% of the bonus potential, depending on the degree to which the established financial objectives are achieved, and are paid on a quarterly and annual basis in the following manner:

Achievement of Objectives	Percentage of Bonus Opportunity Payable	Timing of Payment to Employee Participant

First Quarter Objectives Achieved	15%	Approximately 45 days following end of first quarter
Second Quarter Objectives Achieved	15%	Approximately 45 days following end of second quarter
Third Quarter Objectives Achieved	15%	Approximately 45 days following end of third quarter
Fourth Quarter Objectives Achieved	15%	Approximately 60 days following end of year
Fiscal Year Objectives Achieved	40%	Approximately 60 days following end of year

In 2009, 100% of the bonus potential for the Chief Executive Officer, Chief Financial Officer and each of the other Named Executive Officers was based on measurable financial objectives, which consisted of growth in operating income, cash flow and earnings per share.  Relative weights assigned to these financial objectives were 60%, 20% and 20%, respectively.

For each objective, the Committee establishes a threshold level that must be achieved in order for any bonus amount to be earned with respect to that objective, and establishes a goal that must be achieved or exceeded to maximize bonus compensation for that objective (except that no bonus is payable if the threshold for operating income is not exceeded).  A pro rata bonus amount is earned to the extent that the threshold is exceeded, up to 125% of the goal number for the Chief Executive Officer and for the other Named Executive Officers.  Historically, the Committee has set the threshold level, in its discretion, based primarily on a consideration of the Company’s prior year results for each objective, such that no bonus will be earned with respect to the objective in the event that the Company fails to experience improvement.  Also historically, the Committee has set the goal, in its discretion, based primarily on factors that would approximate 15% sales growth and 20% operating income and earnings per share growth from such incremental sales.  With respect to cash flow, the Committee sets the goal, in its discretion, using similar approximations, but taking into account anticipated growth initiatives, capital expenditures, research and development costs, debt maturities, and other cash uses that the Committee deems relevant.  Given this methodology, the Committee believes that the threshold level, while challenging, is reasonably likely to be achieved in normalized market conditions, while the target would be fully achieved or exceeded only with exceptional performance.

For 2009, the above-described methodology was followed, but slightly modified to take into account forecasted declines in revenue, operating income, earnings per share, and, to some extent, cash flow, as a result of the worldwide financial and credit crisis.  Accordingly, for 2009, the Named Executive Officers did have the potential to earn a bonus, despite year-over-year declines in those items, in the same manner described above.

For 2009, each of the Named Executive Officers received a bonus, which appears in the “Summary Compensation Table” included in this Proxy Statement, as their respective performance objectives were determined to have been achieved, in part, during the year.  The bonuses were primarily attributable to achievement of their respective cash flow objectives, while achievement of the operating income and earnings per share objectives also contributed, to lesser degrees, to the bonus amounts.

For fiscal year 2010, annual incentive awards are again based on the achievement of important corporate or business unit (division or subsidiary) financial performance.  The annual incentive awards for 2010 are structured in a manner similar to the annual incentive awards in 2009, except that (1) for Mr. Hendrix and Mr. Wells (who manages the Company’s Americas floorcoverings business), the financial objectives consist of operating income and cash flow for operations managed, FLOR gross billings and earnings per share, and the relative weights assigned to those financial objectives are 60%, 5%, 15% and 20%, respectively, and (2) for Mr. Coombs (who manages the Company’s Asia-Pacific floorcoverings business), the financial objectives are operating income, cash flow and gross billings for operations managed and earnings per share, and the relative weights assigned to those financial objectives are 60%, 5%, 15% and 20%, respectively.

Long-Term Incentives

The Committee administers the shareholder-approved Interface, Inc. Omnibus Stock Incentive Plan (the “Omnibus Stock Plan”), which is an equity-based plan that allows for long-term incentive awards such as restricted stock and stock options.  The Omnibus Stock Plan provides for the grant to key employees and directors of the Company and its subsidiaries of restricted stock, incentive stock options (which qualify for certain favorable tax treatment), nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units.  The size of the awards made to individual officers is based on an evaluation of several factors, including the officer’s level of responsibility, the officer’s base salary and the Company’s overall compensation objectives. The amount and nature of prior equity incentive awards also are generally considered in determining new Omnibus Stock Plan awards for executive officers.

Long-term incentives are intended to attract and retain outstanding executive talent, create a direct link between shareholder and executive interests by focusing executive attention on increasing shareholder value, and motivate executives to achieve specific performance objectives.  For instance, stock options (when granted) have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant.  Thus, the stock options only have value if the market price of the Company’s stock rises after the grant date.  Additionally, restricted stock awards generally vest, in whole or in part, over a period of multiple years (five years for the most recent awards, which were granted in 2008), giving the executive an incentive to remain employed with the Company for a significant time period to have the opportunity to vest in an award.  Moreover, awards of restricted stock may vest earlier if specific performance criteria are met, and these performance criteria are designed to drive shareholder value.  (As discussed below, 50% of the 2008 awards are ineligible for time/retention vesting and are forfeited altogether if the performance criterion is not met.  In addition, the shares that are eligible for time/retention vesting are reduced share-for-share by the number of shares that vest based on achievement of the performance criterion).

Description of Available Awards

Restricted Shares

Awards of restricted shares under the Omnibus Stock Plan generally vest over a period of multiple years following the date of award, and may vest earlier if specified performance criteria established by the Committee are satisfied.  Unvested awards are also subject to forfeiture under certain circumstances.  All restricted shares awarded to date have been made without consideration from the participant (although the Omnibus Stock Plan authorizes the Committee, in connection with any award, to require payment by the participant of consideration, which can be less than the fair market value of the award on the date of grant).  Awards of restricted stock generally will not be transferable by the participant other than by will or applicable laws of descent and distribution, although the Committee, in its discretion, may permit limited transfers of awards to family members or for estate planning purposes.

Stock Options

Options granted under the Omnibus Stock Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options or a combination of the foregoing, although only employees are eligible to receive incentive stock options.  All options under the Omnibus Stock Plan will be granted at an exercise price per share equal to not less than 100% of the fair market value of the Common Stock on the date the option is granted.  Options may be structured to vest over a period of multiple years.  Options granted under the Omnibus Stock Plan expire following a pre-determined period of time after the date of grant (which may not be more than 10 years after the grant date), and generally will terminate on the date three months following the date that a participant’s employment with the Company terminates.

The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made when an option is exercised.  The exercise price may be paid in cash or in such other form as the Committee may approve, including shares of Common Stock valued at their fair market value on the date of option exercise.  Options generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of options to family members or for estate planning purposes.

Other Potential Awards

The Omnibus Stock Plan also provides for the award of stock appreciation rights, deferred shares, performance shares and performance units.  To date, the Committee has not granted any of these types of awards.

2008 and 2009 Omnibus Stock Plan Awards to Named Executive Officers

The long-term incentive awards made under the Omnibus Stock Plan in January 2008 to the Company’s executive officers consisted of restricted stock grants with performance-based vesting and, with respect to a portion of such grants, tenure-based vesting.  The 2008 awards were higher than the typical restricted stock awards in prior years because they were made pursuant to a three-year performance program applicable during 2008-2010.  (No restricted stock awards have been granted to executive officers since January 2008.)  The 2008 awards are eligible to performance vest to the extent that the Company’s earnings per share plus dividends exceeds a specified baseline threshold and reaches a target amount during the performance period (provided that a stated minimum level of operating income also is achieved).  At the time of the awards, the Committee believed that a three-year performance period was appropriate because the Committee desired to focus this incentive award on longer-term performance.  Fifty percent of each 2008 award is eligible to vest on the fifth anniversary of the grant date if the executive remains employed by the Company at that time, but the shares eligible to vest based on tenure of employment are reduced share-for-share by the number of shares that performance vest (such that if at least fifty percent of the shares performance vest there will be no shares eligible to time vest).  The remaining fifty percent would be forfeited altogether if the performance criterion is not met.  The 2008 awards originally provided that additional shares would be issued to the executives on a pro rata basis to the extent the performance target was exceeded during the three-year performance period.

The Committee established the baseline threshold for the 2008 awards at the level of the Company’s actual earnings per share plus dividends for the prior year period (2007), such that none of the award would performance-vest if the Company failed to achieve some growth in earnings per share plus dividends.  Accordingly, at the time of the awards, the Committee believed that the threshold level, while challenging, was reasonably likely to be achieved in normalized market conditions.  The Committee established the target level at an amount that exceeded a 20% compound annual growth rate over the actual earnings per share plus dividends for the prior year period (2007), such that the target could be fully achieved or exceeded only with exceptional performance.

In January 2009, the Committee determined that an amendment of the awards was appropriate in response to the deteriorating market conditions brought on by the severe worldwide recession.  The amendment extended the performance period through the year 2012 (to allow some time for economic conditions to stabilize and begin recovering) and reduced the threshold (to a challenging but potentially achievable level that took into account the Company’s forecasted decline in earnings per share plus dividends as a result of the worldwide financial and credit crisis) at which such restricted shares would begin to performance vest on a pro rata basis during the extended performance period.  The performance target that must be achieved for vesting in the entirety of the award remained unchanged, and the executive’s opportunity to receive additional shares for exceeding that performance target was removed.

As an additional performance incentive, each of the Named Executive Officers also received an award of stock options in 2009, as described in the “Grants of Plan-Based Awards” table included in this Proxy Statement.  Each award vests one-half on the first two anniversaries of the grant date and has a term of ten years.  The Committee believes these awards were appropriate in light of the decreased likelihood of vesting in the 2008 restricted stock awards described above, and to further align management and shareholder interests by granting awards focused directly on an increase in the Company’s stock price.  The Committee has not yet considered any equity awards for 2010.

Stock Ownership and Retention Guidelines

To further tie the financial interests of Company executives to those of shareholders, the Committee has established stock ownership and retention guidelines.  Under these guidelines, executive officers are expected to accumulate a number of shares (unrestricted) of the Company’s Common Stock having a value equaling one and one-half times base salary in the case of the Chief Executive Officer and one times base salary in the case of the other executive officers (based on salaries and the stock price at the time the guidelines were adopted in 2004).  The expectation was for executives to reach this ownership level by January 2009, and all executives have now met this target.  To facilitate accomplishing the ownership targets, executive officers generally are expected to retain at least one-half of the net after-tax shares (i.e., the net shares remaining after first selling sufficient shares to cover the anticipated tax liability and, in the case of stock options, the exercise price) obtained upon the vesting of restricted stock and the exercise of stock options.

Directors also are subject to stock ownership requirements.  The directors who were serving when the requirements were adopted were required to accumulate at least 2,000 shares (unrestricted) by March 31, 2006, and any new director elected thereafter is required to accumulate at least 2,000 shares (unrestricted) by the second anniversary of his or her election.  (All directors have met this stock ownership standard.)  As a guideline, non-employee directors also are expected to retain during their tenure all of the net after-tax shares obtained upon the vesting of restricted stock and at least one-half of the net after-tax shares obtained upon the exercise of stock options.

Other Elements of Compensation Program

In addition to the principal compensation program elements described above, the Company has adopted a number of other elements to further its compensation program goals, including, on occasion, special incentive programs to strengthen the alignment of our executive officers’ interests with shareholder long-term interests.  They are as follows:

• 401(k) Plan and Superannuation Plan	• Special Incentive Programs
• Elective Deferred Compensation Program	• Severance Agreements
• Pension/Salary Continuation Programs	• Perquisites

401(k) Plan and Superannuation Plan

The Company maintains the Interface, Inc. Savings and Investment Plan (the “401(k) Plan”), a tax-qualified 401(k) plan which provides its U.S.-based employees a convenient and tax-advantaged opportunity to save for retirement.  The Company’s Named Executive Officers who are based in the United States are eligible to participate in the 401(k) Plan on the same terms as other executive and non-executive employees based in the United States, and receive the same benefits afforded all other participants.

Under the 401(k) Plan, all participating employees are eligible to receive matching contributions that are subject to vesting over time.  The Company periodically evaluates the level of matching contributions afforded participant employees to ensure competitiveness in the marketplace.  In 2008, the Company matched 50% of the first 6% of the employee’s eligible compensation (capped by statutory limitations) that the employee contributed to the 401(k) Plan.  In March 2009, however, in response to deteriorating market conditions and to help preserve cash, the Company match amount was reduced to 17% of the first 6% of the employee’s eligible compensation (capped by statutory limits) that the employee contributed to the 401(k) Plan.  Effective January 1, 2010, the Company match amount was restored to 50% of the first 6% of the employee’s eligible compensation (capped by statutory limits) that the employee contributes to the 401(k) Plan.

Mr. Coombs, who is based in Australia, participates in a government-required defined contribution retirement plan called a “superannuation plan”.  Pursuant to this plan, the Company contributes monthly to Mr. Coombs’ superannuation account an amount equal to 9% of his monthly salary.

Elective Deferred Compensation Program

The Company maintains the Interface, Inc. Nonqualified Savings Plan and Interface, Inc. Nonqualified Savings Plan II (collectively, the “Nonqualified Plan”) for certain U.S.-based “highly compensated employees” (as such term is defined in applicable IRS regulations), including the Named Executive Officers who are based in the United States.  As with the Company’s 401(k) Plan, the Named Executive Officers who are based in the United States are eligible to participate in the Nonqualified Plan on the same terms as other executive and non-executive eligible employees based in the United States, and receive the same benefits afforded all other participants.  Under the Nonqualified Plan, all eligible employees can elect to defer, on a pre-tax basis, a portion of their salary and/or annual bonus compensation.  In 2008, the Company matched 50% of the first 6% of the employee’s eligible salary and bonus that was deferred, less any potential Company matching amounts under the 401(k) Plan.  In March 2009, as with the 401(k) Plan match, the Company’s Nonqualified Plan match amount was reduced to 17% of the first 6% of the employee’s eligible salary and bonus that was deferred, less any potential Company matching amounts under the 401(k) Plan.  Effective January 1, 2010, the Company match amount was restored to 50% of the first 6% of the employee’s eligible salary and bonus that was deferred, less any potential Company matching amounts under the 401(k) Plan.

The Nonqualified Plan also contains a “Key Employee Retirement Savings Benefit” feature to permit discretionary contributions to certain key employees’ accounts (in a separately tracked sub-account) to enhance retirement savings and to couple such contributions with vesting structures that will promote the retention of such key employees.  In January 2009, the Compensation Committee made a Key Employee Retirement Savings Benefit contribution of $50,000 to the Nonqualified Plan account of Mr. Lynch.  This contribution will vest 50% upon his reaching age 50 and 50% upon his reaching age 55, assuming continuous service with the Company until such ages.  The Committee has not yet considered any such contributions for 2010.

Please see the “Non-Qualified Deferred Compensation” table included in this Proxy Statement for further details regarding the Nonqualified Plan, as well as the Company’s Named Executive Officers’ contributions, earnings and account balances applicable to the Nonqualified Plan for fiscal year 2009.

Pension/Salary Continuation Programs

Foreign Defined Benefit Plans

The Company has trustee-administered defined benefit retirement plans (“Pension Plans”) which cover certain of its overseas employees.  The benefits are generally based on years of service and the employee’s average monthly compensation.  As determined by their respective trustees, the investment objectives of the Pension Plans are to maximize the return on the investments without exceeding the limits of prudent pension fund investment and to ensure that the assets ultimately will be sufficient to exceed minimum funding requirements.  The goal is to optimize the long-term return on plan assets at a moderate level of risk, by balancing higher-returning assets, such as equity securities, with less volatile assets, such as fixed income securities.  The assets are managed by professional investment firms and performance is evaluated periodically against specific benchmarks.  The Pension Plans’ net assets did not include any shares of the Company’s own stock at January 3, 2010.  Only one of our executive officers, Mr. Lindsey Parnell, based in Europe, is a participant in a Pension Plan.  None of our Named Executive Officers are participants.

Salary Continuation Plan

The Company maintains a nonqualified Salary Continuation Plan designed to induce selected employees of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Company’s other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon normal retirement from the Company at age 65 (or early retirement as early as age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives (or, if elected by a participant, a reduced benefit is payable for the remainder of the participant’s life and any surviving spouse’s life) and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the executive for a period of up to 10 years.  The annual retirement benefit for retirement at age 65 is 50% of the executive’s final average earnings (defined as the average of the salary and bonus paid by the Company for the four individual calendar years of the executive’s highest compensation during the last eight full calendar years of the executive’s employment with the Company ending on or prior to the effective date of the executive’s retirement), which decreases proportionately to 30% of final average earnings for early retirement at age 55.  The annual disability benefit is structured to essentially equate to 66% of current pay (salary and bonus) at the time of disability.  The annual death benefit, for the 10-year payment period, is 50% of final average earnings, for a pre-retirement death, or a continuation of the actual retirement payments for the balance of the 10-year period (if any) for a post-retirement death (assuming no election of spousal survival benefits).  The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefits applicable to each. The Company’s obligations under the Salary Continuation Plan are currently unfunded (although the Company uses insurance instruments to hedge its exposure thereunder); however, the Company is required to contribute the present value of its obligations thereunder to an irrevocable grantor trust in the event of a “Change in Control” (as such term is defined in the Salary Continuation Plan) of the Company.

Pursuant to the Salary Continuation Plan, the Company has maintained Salary Continuation Agreements with each of Named Executive Officers Messrs. Hendrix, Wells and Willoch since 1986, 1998 and 1997, respectively.  (The Company most recently amended and restated the Salary Continuation Agreements with Messrs. Hendrix, Wells and Willoch in January 2008, primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended.  The benefits under their amended and restated agreements are substantially similar to those under their respective prior agreements.)  The individual Salary Continuation Agreements contain essentially all of the benefit terms and conditions, and those agreements control in the event of any conflict with the Salary Continuation Plan document.  Please see the “Pension Benefits” table included in this Proxy Statement for information about the Salary Continuation Plan benefits applicable to Messrs. Hendrix, Wells and Willoch.

Special Incentive Programs

From time to time, in its discretion, the Committee may implement special incentive programs which provide executives an opportunity to earn additional compensation if specific performance objectives are met.  Special incentive programs are used when the Committee recognizes a need or desire for the Company to achieve one or more targeted strategic or financial objectives (such as stock price appreciation, debt reduction, cash accumulation, or attainment of a specified financial ratio) in addition to those objectives generally covered by annual bonuses and long-term incentives.  The time period for achievement of the objectives may vary from less than a year to a multiple-year period.  In each case, the performance objectives are designed to represent challenging but achievable targets that will serve to align the interests of executives with the interests of shareholders, and encourage executives to think and act as owners.

In January 2009, the Committee adopted a special incentive program that provided executive officers of the Company a bonus compensation opportunity based on the achievement of a key business performance objective.  The performance objective was reduction in Company debt and/or accumulation of cash on the balance sheet in a specified amount by the end of fiscal year 2009.  (The baseline was the fiscal 2008 year-end balance sheet, and a specified minimum amount of operating income must have been achieved as an additional condition to the bonus opportunity.)  This performance objective was viewed as particularly important by the Committee in light of the Company’s then-outstanding 10.375% Senior Notes which matured in February 2010.  The target amount was set by the Committee at an amount such that, if achieved, the Company would have had sufficient liquidity, considering its cash on hand, borrowing availability, and cash generated during 2009, to pay off the 10.375% Senior Notes while still funding forecasted capital expenditures and working capital, with the threshold being set at approximately two-thirds of the target amount.  Given the relatively large balance of 10.375% Senior Notes outstanding at the time the program was adopted, the Committee believed the target could be fully achieved only with exceptional performance.  The potential payout to each executive officer for achievement of the performance objective was set at a cash amount equaling 50% to 100% of the officer’s respective base salary, depending on the extent (pro rata) to which the specified threshold is exceeded and the specified target is achieved.  The potential aggregate payout to the executive officers as a group for achieving the objective ranged from approximately $1.4 million (for achieving the threshold amount) to approximately $2.8 million (for achieving the target amount or more).  Any bonus paid under this program is excluded from any severance benefits available to the officer in case of termination (except in case of termination following a change in control of the Company), and also is excluded from the final average earnings formulas of Salary Continuation Agreements and all other applicable retirement or pension plans.  During 2009, the performance objective was met to an extent that entitled each executive officer to a bonus amount equaling 50% of base salary.  However, the executive officers voluntarily agreed to reduce the bonus amount actually paid by one-half.  Please see the “Summary Compensation Table” and notes thereto for the amounts paid to the Named Executive Officers.

Severance Agreements

The Company has substantially similar Employment and Change in Control Agreements in effect with each of Messrs. Hendrix, Lynch, Wells and Willoch, and has two employment agreements in effect with Mr. Parnell covering his activities (i) within and (ii) outside of the United Kingdom.  (Mr. Coombs is not a party to an employment or change in control agreement.)  These agreements generally provide for certain benefits (salary, bonus, medical benefits, etc.) in the event of a Named Executive Officer’s termination of employment without “cause” (as defined in the agreements), as well as certain benefits upon his resignation, death or disability.  These agreements also contain provisions placing restrictions on a Named Executive Officer’s ability to compete with the Company, or solicit its customers or employees, for a specified period of time following termination of employment.

For Messrs. Hendrix, Lynch, Wells and Willoch, these agreements provide for certain benefits in the event of a termination of employment in connection with a “Change in Control” (as defined in the agreements) of the Company.  (Mr. Parnell is not a party to a change in control agreement.)

Please see the further discussion below in the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement regarding the respective employment and change in control agreements of the Company’s Named Executive Officers.

Perquisites

In order to provide a market competitive total compensation package to certain of the Company’s executive officers, including the Named Executive Officers, the Company provides those limited perquisites that it believes enable its Named Executive Officers to perform their responsibilities efficiently and with minimal distractions.  The perquisites provided to one or more Named Executive Officers in 2009 included the following:

• Company-provided automobile/allowance	• Company-provided telephone
• Health club dues	• Long-term care insurance
• Tax return preparation services	• Split dollar insurance agreement (for Mr. Hendrix only)

Please see the “Summary Compensation Table” included in this Proxy Statement (and the notes thereto) for a more detailed discussion of these perquisites and their valuation.

Compensation Deductibility

An income tax deduction under federal law will be generally available for annual compensation in excess of $1 million paid to the chief executive officer and the named executive officers of a public corporation only if that compensation is “performance-based” and complies with certain other tax law requirements.  Executive compensation under the Company’s Executive Bonus Plan, described above, meets these requirements and therefore qualifies for an income tax deduction under federal law.

Although the Committee considers deductibility issues when approving executive compensation elements, the Company and the Committee believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility.  Consequently, the Company and the Committee may make compensation decisions without regard to deductibility when it is deemed to be in the best interests of the Company and its shareholders to do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this 2010 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended January 3, 2010, filed with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE

Thomas R. Oliver (Chair)
K. David Kohler
Harold M. Paisner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the executive officers of the Company served as either (1) a member of the Compensation Committee or (2) a director of any entity of which any member of the Compensation Committee is an executive officer. In addition, none of the executive officers of the Company served as a member of the compensation committee of any entity of which any member of the Board of Directors is an executive officer.

EXECUTIVE COMPENSATION AND RELATED ITEMS

Summary Compensation Table

The following table provides information about the compensation paid by the Company and its subsidiaries to the Company’s Named Executive Officers for each of the past three fiscal years.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(5)	All Other Compensation ($) (i)(6)	Total ($) (j)(7)
_________________	____	_____	_____	_____	_____	________	________	________	________
Daniel T. Hendrix,	2009	780,000	--	--	382,000	771,810	273,025	140,328	2,347,163
President and Chief	2008	780,000	--	1,179,855	--	92,664	258,315	204,282	2,515,116
Executive Officer	2007	750,000	--	616,259	--	1,470,000	609,727	148,642	3,594,628
Patrick C. Lynch,	2009	344,500	--	--	191,000	310,222	--	88,745	934,467
Senior Vice President	2008	344,500	--	565,200	--	33,485	--	45,844	989,029
and Chief Financial	2007	325,000	--	255,000	--	574,275	--	90,582	1,244,857
Officer
John R. Wells,	2009	525,000	--	--	238,750	467,827	112,759	49,570	1,393,906
Senior Vice President	2008	525,000	--	794,813	--	38,557	104,606	98,552	1,561,528
(Division President)	2007	507,500	--	416,492	--	836,069	125,900	54,240	1,940,201
Robert A. Coombs,	2009	379,535	--	--	143,250	370,078	--	88,083	980,946
Senior Vice President	2008	294,246	--	565,200	--	58,433	--	94,274	1,012,153
(Division President)(*)	2007	362,931	--	263,925	--	589,485	--	90,120	1,306,461
Raymond S. Willoch,	2009	372,250	--	--	162,350	335,211	94,882	43,796	1,008,489
Senior Vice President	2008	372,250	--	565,200	--	36,183	89,770	67,671	1,131,074
and General Counsel	2007	360,000	--	295,367	--	636,120	149,849	48,635	1,489,971
______

*
Mr. Coombs, as an Australia-based employee, is paid in Australian dollars.  In calculating the U.S. dollar equivalent for disclosure purposes, the Company has converted each payment in Australian dollars into U.S. dollars based on the exchange rate in effect as of the end of each fiscal year (AUS$1 to $0.89 for 2009, AUS$1 to $0.69 for 2008, and AUS$1 to $0.88 for 2007).

(1)
The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers, for 2007-2009.  All cash bonus awards for 2007-2009 were performance-based.  These payments, which were made under the Company’s Executive Bonus Plan, are reported in the “Non-Equity Incentive Plan Compensation” column (column (g)).

(2)
The amounts reported in the “Stock Awards” column are computed based upon the probable outcome of the performance conditions associated with the awards as of the respective grant dates.  The value of the awards at the grant dates assuming the highest level of performance were $2,359,710, $1,130,400, $1,589,625, $1,130,400 and $1,130,400 for Messrs. Hendrix, Lynch, Wells, Coombs and Willoch, respectively, in 2008, and $725,010, $300,000, $489,990, $310,500 and $347,490 for those same individuals, respectively, in 2007. See the Note entitled “Shareholders’ Equity” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010, regarding assumptions underlying valuation of equity awards.  See the “Grants of Plan-Based Awards” table included in this Proxy Statement for information about equity awards granted in 2009, and the “Outstanding Equity Awards at Fiscal Year-End” table included in this Proxy Statement for information with respect to awards outstanding at year-end 2009.  The ultimate payout value with respect to the “Stock Awards” included in column (e) may be significantly more or less than the amounts shown, and possibly zero, depending on the Company’s financial performance at the end of the performance or restricted period and the recipient’s tenure of employment.  For a description of the performance criteria, please see the discussion contained in the "Compensation Discussion and Analysis" section herein.

(3)
The amounts reported in the “Option Awards” column are computed based upon the aggregate grant date fair value of the respective awards.  See the Note entitled “Shareholders’ Equity” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010, regarding assumptions underlying valuation of equity awards.  See the “Outstanding Equity Awards at Fiscal Year-End” table included in this Proxy Statement for information with respect to awards outstanding at year-end 2009.  The ultimate payout value of option awards may be significantly more or less than the amounts shown, and possibly zero, depending on the price of the Company’s stock during the term of the option award.

(4)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2009 reflect the amounts earned by and paid to each Named Executive Officer under the Company’s Executive Bonus Plan ($381,810, $137,972, $205,327, $180,310 and $149,086 for Messrs. Hendrix, Lynch, Wells, Coombs and Willoch, respectively), as well as amounts earned under the 2009 Special Incentive Program adopted by the Compensation Committee ($390,000, $172,250, $262,500, $189,768 and $186,125 for Messrs. Hendrix, Lynch, Wells, Coombs and Willoch, respectively, although the officers elected to forego payment of one-half of these respective amounts).  The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2008 reflect the amounts earned by and paid to each Named Executive Officer under the Company’s Executive Bonus Plan. The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2007 reflect the amounts earned by and paid to each Named Executive Officer under the Company’s Executive Bonus Plan ($907,500, $330,525, $455,444, $317,565 and $366,120 for Messrs. Hendrix, Lynch, Wells, Coombs and Willoch, respectively), as well as under the 2007 Special Incentive Program adopted by the Compensation Committee ($562,500, $243,750, $380,625, $271,920 and $270,000 for Messrs. Hendrix, Lynch, Wells, Coombs and Willoch, respectively).  The material provisions of the Executive Bonus Plan are more fully described in the “Compensation Discussion and Analysis” section included herein.

(5)
The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent aggregate changes in the actuarial present value of the Named Executive Officers’ accumulated benefit under the Company’s Salary Continuation Plan (for Messrs. Hendrix, Wells and Willoch).  Messrs. Lynch and Coombs do not participate in a Pension Plan or the Salary Continuation Plan.  The Company does not pay any above-market interest (or any guaranteed interest rate) on its Nonqualified Plan.  See the “Pension Benefits” table of this Proxy Statement for information about these benefits afforded each of the Company’s Named Executive Officers.

(6)
The amounts reported in the “All Other Compensation” column reflect, for each Named Executive Officer, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits (including the dollar value of life and long-term care insurance premiums paid by the Company), and (ii) amounts contributed by the Company to the 401(k) Plan, the Nonqualified Plan, and for Mr. Coombs a superannuation (defined contribution) plan (collectively, the “Company Retirement Plans”).  Amounts contributed to the Company Retirement Plans are calculated on the same basis for all participants in the relevant plan, including the Named Executive Officers. The material provisions of the Company Retirement Plans are contained in the “Compensation Discussion and Analysis” section herein.

The following table outlines those perquisites and all other compensation required by SEC rules to be separately quantified that were provided to the Company’s Named Executive Officers during 2009.

Name __________________	Automobile ($) _________	Telephone ($) ________	Long-Term Care Insurance Premiums ($) ________	Split Dollar Insurance Premiums ($) ________	Other ($) ________	Dividends on Restricted Stock ($) ________	Company Contributions to Retirement Plans ($) ________

Daniel T. Hendrix	13,025	3,336	5,469	72,032	4,404	2,447	39,615
Patrick C. Lynch	12,891	2,403	4,481	--	3,967	949	64,054
John R. Wells	13,806	2,905	5,420	--	4,090	1,739	21,610
Robert A. Coombs	45,018	7,002	--	--	2,670	1,238	32,155
Raymond S. Willoch	16,269	1,241	5,019	--	4,518	1,078	15,671

Automobile/Automobile Allowance.  Each of Messrs. Hendrix, Lynch, Wells, Coombs and Willoch were provided with use of a company-provided automobile or an automobile allowance, plus fuel and maintenance.

Telephone.  The Company paid certain fees associated with the Named Executive Officers’ use of company-provided cellular telephones.

Long-Term Care Insurance.  The Company paid certain premiums associated with long-term care insurance policies covering Messrs. Hendrix, Lynch, Wells and Willoch.  As an Australia-based employee, Mr. Coombs was not eligible for coverage under these long-term care policies.

Split Dollar Insurance Agreement with Daniel T. Hendrix.   The Company is a party to a split-dollar insurance agreement (the “Hendrix Split Dollar Agreement”) with Mr. Hendrix.  Pursuant to the Hendrix Split Dollar Agreement, Mr. Hendrix has obtained an insurance policy on his life, and the Company pays the premiums on such policy as an additional employment benefit for Mr. Hendrix.  The annual premium is $72,032.  Mr. Hendrix is the owner of the policy, and has assigned to the Company a portion of the death benefit that is equal to the greater of (i) the total amount of the unreimbursed premiums paid by the Company with respect to the policy, or (ii) the death benefit under the policy in excess of $2,000,000, which amount totaled $1,195,685 as of January 3, 2010.  The balance of the death benefits will be payable to the beneficiaries of the policy designated by Mr. Hendrix.

Other.  The Company paid certain fees or costs associated with health club membership dues (on behalf of Messrs. Hendrix, Lynch, Wells and Willoch), and tax return preparation (on behalf of Messrs. Hendrix, Lynch, Wells, Coombs and Willoch).

Dividends on Restricted Stock.  In 2009, the Company paid on all outstanding Common Stock of the Company (including restricted stock) a dividend of $0.0025 per share on a quarterly basis.  The amounts in the “Dividends on Restricted Stock” column reflect dividends on the restricted shares of each Named Executive Officer in 2009.

Contributions to Retirement Plans.  The Company makes matching contributions, on the same terms and using the same formulae as for other participating employees, to each U.S.-based Named Executive Officer’s account under the 401(k) Plan and the Nonqualified Plan, as applicable.

The amounts reflected below represent the contributions by the Company during 2007-2009:

Name ___________________	Year ______	Company Contribution To 401(k) Plan ($) __________	Company Contribution To Nonqualified Plan ($) _____________

Daniel T. Hendrix	2009	4,099	35,516
	2008	6,900	64,391
	2007	6,750	25,775
Patrick C. Lynch	2009	3,568	60,486
	2008	6,900	--
	2007	6,750	57,454
John R. Wells	2009	4,128	17,482
	2008	6,900	41,910
	2007	6,750	13,775
Raymond S. Willoch	2009	3,654	12,017
	2008	6,900	19,194
	2007	6,750	9,382

The Company’s contributions to the Nonqualified Plan of Mr. Lynch included a $50,000 discretionary contribution under the Key Employee Retirement Savings Benefit in each of 2007 and 2009, and each is subject to vesting criteria as described in the “Compensation Discussion and Analysis” section included herein.  As an Australia-based employee, Mr. Coombs is ineligible to participate in the 401(k) Plan and the Nonqualified Plan.  Mr. Coombs does participate in a defined contribution “superannuation” plan in Australia.  The Company’s contribution to the superannuation plan account of Mr. Coombs was $32,155 in 2009, $25,032 in 2008 and $31,674 in 2007.

(7)
In 2009, salary as a percentage of total compensation for each of Messrs. Hendrix, Lynch, Wells, Coombs and Willoch was 33.2%, 36.9%, 37.7%, 38.7% and 36.9%, respectively.  In 2008, salary as a percentage of total compensation for each of Messrs. Hendrix, Lynch, Wells, Coombs and Willoch was 31.0%, 34.8%, 33.6%, 29.1% and 32.9%, respectively.  In 2007, salary as a percentage of total compensation for each of Messrs. Hendrix, Lynch, Wells, Coombs and Willoch was 20.9%, 26.1%, 26.2%, 27.8% and 24.2%, respectively.  As reflected in column (d), the Company paid no discretionary bonuses during 2007-2009.

Grants of Plan-Based Awards

The following table provides information about awards granted to the Company’s Named Executive Officers in 2009, as well as potential future payments associated therewith.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
			___________________________________
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)

Daniel T. Hendrix	01-12-09	(1)	0	858,000	1,072,500	--	--	--
	01-12-09	(2)	390,000	780,000	780,000	--	--	--
	01-12-09		--	--	--	200,000	4.31	382,000

Patrick C. Lynch	01-12-09	(1)	0	310,050	387,563	--	--	--
	01-12-09	(2)	172,250	344,500	344,500	--	--	--
	01-12-09		--	--	--	100,000	4.31	191,000

John R. Wells	01-12-09	(1)	0	472,500	590,625	--	--	--
	01-12-09	(2)	262,500	525,000	525,000	--	--	--
	01-12-09		--	--	--	125,000	4.31	238,750

Robert A. Coombs(*)	01-12-09	(1)	0	265,675	332,093	--	--	--
	01-12-09	(2)	189,768	379,535	379,535	--	--	--
	02-05-09		--	--	--	75,000	4.08	143,250

Raymond S. Willoch	01-12-09	(1)	0	335,025	418,781	--	--	--
	01-12-09	(2)	186,125	372,250	372,250	--	--	--
	01-12-09		--	--	--	85,000	4.31	162,350
______

*	Estimated potential payments are converted to U.S. dollars based on the exchange rate as of the end of fiscal year 2009.

(1)
The payment amounts reflected in columns (c), (d) and (e) represent amounts associated with awards potentially earned for fiscal 2009 by the Company’s Named Executive Officers under the Company’s Executive Bonus Plan (the “Bonus Plan”).  The total bonus opportunity under the Bonus Plan (expressed as a percentage of 2009 base salary) for each of the Named Executive Officers is as follows:  Mr. Hendrix, 110%, Mr. Lynch, 90%, Mr. Wells, 90%, Mr. Coombs, 70% and Mr. Willoch, 90%.  As reflected in column (c), no bonus is paid to a participant under any individual Bonus Plan element (operating income, cash flow, or earnings per share), unless a designated financial threshold (operating income) is exceeded.  As reflected in column (d), the estimated 2009 payout under the Bonus Plan for each of the Named Executive Officers assumes 100% achievement of all Company financial goals.  As reflected in column (e), the estimated 2009 payout under the Bonus Plan for each of the Named Executive Officers assumes 125% or greater achievement of all Company financial goals.  Certain additional material provisions of the Bonus Plan are more fully described in the “Compensation Discussion and Analysis” section included herein.

(2)
The payment amounts reflected in columns (c), (d) and (e) represent amounts associated with awards potentially earned for fiscal 2009 by the Company’s Named Executive Officers under the Company’s 2009 Special Incentive Program.  The total potential opportunity under the 2009 Special Incentive Plan (expressed as a percentage of 2009 base salary) for each of the Named Executive Officers was 50% to 100% of the officer’s respective base salary, depending on the extent (pro rata) to which the specified threshold was exceeded and the specified target was achieved.  Certain additional material provisions of the 2009 Special Incentive Program are more fully described in the “Compensation Discussion and Analysis” section included herein.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards outstanding and held by the Company’s Named Executive Officers as of January 3, 2010.

	Option Awards					Stock Awards
	________________________________________________________________					_______________________________________________

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
________________	_________	__________	_________	_______	________	_______	________	_________	__________
Daniel T. Hendrix	--	200,000	--	4.31	1-12-19	243,491	2,023,410	--	--
Patrick C. Lynch	--	100,000	--	4.31	1-12-19	94,949	789,026	--	--
John R. Wells	--	125,000	--	4.31	1-12-19	171,962	1,429,004	--	--
Robert A. Coombs	--	75,000	--	4.08	2-5-19	123,810	1,028,861	--	--
Raymond S. Willoch	--	85,000	--	4.31	1-12-19	106,180	882,356	--	--
______

(1)
Restricted stock awards that have not yet vested are subject to forfeiture by the Named Executive Officers under certain circumstances. For a description of the related performance criteria, please see the discussion contained in the "Compensation Discussion and Analysis" section herein.  The restricted stock vesting dates for each Named Executive Officer range from 2009-2013.

(2)
The market value referenced above is based on the closing price of $8.31 per share of the Company’s Class A Common Stock on December 31, 2009 (the last trading day of the Company’s 2009 fiscal year), as reported by the Nasdaq Stock Market.

Option Exercises and Stock Vested

The following table provides information about the number and corresponding value realized during 2009 with respect to (i) the exercise of stock options, and (ii) the vesting of restricted stock for each of the Company’s Named Executive Officers.

	Option Awards		Stock Awards
	_________________________________________________		__________________________________________________
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)
Daniel T. Hendrix	--	--	32,319	133,497
Patrick C. Lynch	--	--	11,718	45,606
John R. Wells	--	--	15,622	79,100
Robert A. Coombs	--	--	8,334	38,670
Raymond S. Willoch	--	--	18,826	82,897
______

(1)	These amounts represent the product of the number of shares vested and the closing price of the Company’s Class A Common Stock on the Nasdaq Stock Market on the vesting date.

Pension Benefits

The following table provides information about the pension benefits for each of the Company’s Named Executive Officers.

Name (a)	Plan Name (b)(1)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
_______________	__________________	______________	________________	___________________________
Daniel T. Hendrix	Salary Continuation Plan	15	4,823,443	--
Patrick C. Lynch	--	--	--	--
John R. Wells	Salary Continuation Plan	15	1,955,467	--
Robert A. Coombs	--	--	--	--
Raymond S. Willoch	Salary Continuation Plan	15	1,676,255	--
______

(1)
The benefits under the Salary Continuation Plan vest upon 15 years of service and attainment of the age of 55, with maximum benefit accruing at age 65.  Mr. Hendrix is the only Named Executive Officers participating in the Salary Continuation Plan that has reached age 55.  The above values assume commencement of payment of the maximum benefit at age 65.  All other assumptions are the same as are used for financial reporting purposes under generally accepted accounting principles.

Non-Qualified Deferred Compensation

The following table provides information about the contributions, earnings and account balances of the Company’s applicable deferred compensation plans for each of the Company’s Named Executive Officers.

Name (a)(1)	Executive Contributions in Last FY ($) (b)	Company Contributions in Last FY ($) (c)(2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)
_______________	____________	____________	_____________	________________	_______________

Daniel T. Hendrix	57,456	35,516	2,361	89,667	75,897
Patrick C. Lynch	24,520	60,486	52,483	26,552	389,572
John R. Wells	37,684	17,482	244,909	10,553	1,717,241
Robert A. Coombs	--	--	--	--	--
Raymond S. Willoch	22,335	12,017	699	35,101	22,752
______

(1)
The Company maintains the Interface, Inc. Nonqualified Savings Plan and Interface, Inc. Nonqualified Savings Plan II (collectively, the “Nonqualified Plan”) for certain U.S.-based “highly compensated employees” (as such term is defined in applicable IRS regulations), including the Named Executive Officers who are based in the United States (Messrs. Hendrix, Lynch, Wells and Willoch).  As with the Company’s 401(k) Plan, Messrs. Hendrix, Lynch, Wells and Willoch are eligible to participate in the Nonqualified Plan on the same terms as other eligible executive and non-executive employees based in the United States, and receive the same benefits afforded all other participants.

Under the Nonqualified Plan, all eligible employees can elect to defer, on a pre-tax basis, a portion of their salary and/or annual bonus compensation.  Each participant elects when the deferred amounts will be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Internal Revenue Code.  The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the Company.  The investment risk is borne entirely by the employee participant.  Gains and losses are credited based on the participant’s election of a variety of deemed investment choices.  Participants’ accounts may or may not appreciate, and may even depreciate, depending on the performance of their deemed investment choices.  None of the deemed investment choices provide interest at above-market rates (or any guaranteed interest rate).  The Company has established a rabbi trust to hold, invest and reinvest deferrals and contributions under the Nonqualified Plan, and all deferrals are paid out in cash upon distribution.

(2)
The amounts reported in column (c) reflect, for each Named Executive Officer (as applicable), the actual amounts contributed by the Company to the Nonqualified Plan during fiscal year 2009 (including contributions in 2009 with respect to compensation deferrals in 2008).

(3)
The amounts reported in column (d) were not reported as compensation to the Named Executive Officers in the Company’s Summary Compensation Table.  However, the Company’s matching contributions reported in column (c) are included in the “All Other Compensation” column of the Company’s Summary Compensation Table.

Director Compensation

The following table provides information about the compensation paid to the Company’s directors in 2009 (excluding Company President and Chief Executive Officer Daniel T. Hendrix, a Named Executive Officer, whose 2009 compensation is presented in the Summary Compensation Table included herein).

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)	Option Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
__________________	________	_________	__________	__________	____________	___________	___________
Ray C. Anderson (3)	350,000	--	--	124,600	276,707	216,906	968,213
Edward C. Callaway (4)	50,000	12,930	9,550	--	--	60	72,540
Dianne Dillon-Ridgley (4)	50,000	12,930	9,550	--	--	60	72,540
Carl I. Gable (4)	65,000	12,930	9,550	--	--	60	87,540
June M. Henton (4)	55,000	12,930	9,550	--	--	60	77,540
Christopher G. Kennedy (4)	50,000	12,930	9,550	--	--	60	72,540
K. David Kohler (4)	50,000	12,930	9,550	--	--	60	72,540
James B. Miller, Jr. (4)	50,000	12,930	9,550	--	--	60	72,540
Thomas R. Oliver (4)	60,000	12,930	9,550	--	--	60	82,540
Harold M. Paisner (4)	50,000	12,930	9,550	--	--	60	72,540
______

(1)
The amounts reported in the “Stock Awards” column are computed based upon the aggregate grant date fair value of the respective awards.  See the Note entitled “Shareholder’s Equity” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010, regarding assumptions underlying valuation of equity awards.  The ultimate payout value may be significantly more or less than the amounts shown, and possibly zero, depending on the recipient’s tenure as a director.  In 2009, each of the directors listed in the table (except Mr. Anderson) received an award of 3,000 shares of restricted stock having a grant date fair value of $4.31 per share.  As of January 3, 2010, each of those same directors held an aggregate of 4,500 shares of restricted stock that had not vested.

(2)
The amounts reported in the “Option Awards” column are computed based upon the aggregate grant date fair value of the respective awards. See the Note entitled “Shareholder’s Equity” to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010, regarding assumptions underlying valuation of equity awards.  The ultimate payout value may be significantly more or less than the amounts shown, and possibly zero, depending on the price of the Company’s stock during the term of the option award.  In 2009, each director other than Mr. Anderson received a stock option for 5,000 shares at an exercise price of $4.31 per share, vesting one-half on each of the first two anniversaries of the grant date and with a term of ten years.  As of January 3, 2010, each of Messrs. Gable and Oliver, and Ms. Henton and Ms. Dillon-Ridgley held 10,000 outstanding options, each of Messrs. Callaway, Kohler and Paisner held 25,000 outstanding options, each of Messrs. Kennedy and Miller held 30,000 outstanding options, and Mr. Anderson held no outstanding options.

(3)
Mr. Anderson, who serves as non-executive Chairman of the Board and Chairman of the Executive Committee of the Board, remains an employee of the Company.  Mr. Anderson is the Company’s primary spokesperson in support of its environmental sustainability initiative, giving over 180 speeches, webcasts and interviews during 2009, reaching a total estimated audience in the millions.  In his capacity as an employee, Mr. Anderson was compensated during 2009 in the amounts reflected in the table above.

The amount reported in the “Non-Equity Incentive Plan Compensation” column reflects the amount earned by and paid to Mr. Anderson for 2009 under the Company’s Executive Bonus Plan.  The material provisions of the Executive Bonus Plan are more fully described in the “Compensation Discussion and Analysis” section included herein.  In addition, as an employee of the Company, Mr. Anderson also was covered by certain of the Company’s benefits programs, such as medical and dental insurance plans.  Mr. Anderson has entered into an Employment Agreement and Change in Control Agreement with the Company that is substantially similar to those described below for Messrs. Hendrix, Lynch, Wells and Willoch (except that Mr. Anderson’s agreement expires upon his reaching age 76).

The Company maintains a Salary Continuation Agreement with Mr. Anderson pursuant to the Salary Continuation Plan described in the “Compensation Discussion and Analysis” section herein.  The amount reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column relates to Mr. Anderson’s accumulated benefit thereunder.  In 2007, Mr. Anderson’s salary was reduced to $350,000 and he began drawing payments under his Salary Continuation Agreement totaling $449,605 per year.  The amount in column (f) reflects the reduction in the actuarial present value of his salary continuation benefits, plus the salary continuation payments of $449,605, for a net change of $276,707.

All Other Compensation.  The amount reported in column (g) for Mr. Anderson reflects the incremental cost to the Company of all perquisites and other personal benefits (including the dollar value of split dollar life insurance premiums paid by the Company).  The following table outlines those perquisites and all other compensation required by SEC rules to be separately quantified that were provided to Mr. Anderson during 2009.

Name	Automobile ($)	Health Club Dues ($)	Financial, Legal and Tax Planning ($)	Telephone ($)	Split Dollar Insurance Premiums ($)
______________	__________	__________	____________	_________	__________
Ray C. Anderson	8,953	2,203	30,806	1,944	173,000

Automobile/Automobile Allowance.  Mr. Anderson was provided with use of a company-provided automobile, plus fuel and maintenance.

Health Club Dues.  Certain health club membership dues were paid on behalf of Mr. Anderson.  The Company does not provide any tax reimbursement in connection with the personal use of the club.

Financial, Legal and Tax Planning.  The Company paid certain fees associated with Mr. Anderson’s use of certain financial, legal and tax planning services, which included tax preparation and estate planning services.

Telephone.  The Company paid certain fees associated with Mr. Anderson’s use of a company-provided cellular telephone.

Split Dollar Insurance Agreement with Ray C. Anderson and Mary Anne Lanier.  The Company is a party to a split-dollar insurance agreement (the “Anderson Split Dollar Agreement”) with Mr. Anderson and Mary Anne Anderson Lanier, as Trustee of the Ray Christie Anderson Family Trust (the “Trust”).  Pursuant to the Anderson Split Dollar Agreement, the Company has obtained an insurance policy on the lives of Mr. Anderson and his spouse, and it pays the premiums on such policy as an additional employment benefit for Mr. Anderson.  The annual premium is $173,000.  A rabbi trust for the Company’s Salary Continuation Plan is the owner of the policy, and has endorsed to the Trust the right to name a beneficiary of a portion of the death benefit that is approximately equal to the full death benefit minus the greater of (1) the total amount of the unreimbursed premiums paid by the Company with respect to the policy, and (2) the cash value of the policy.  Upon the death of the last to die of Mr. Anderson and his spouse, the Company will receive a portion of the death benefit in an amount that is approximately equal to the greater of (i) the total amount of the unreimbursed premiums paid by the Company with respect to the policy, or (ii) the cash value of the policy, which amount totaled $1,191,091 as of January 3, 2010.

(4)
For fiscal year 2009, the Company’s non-employee directors (“outside directors”) were paid an annual director’s fee of $45,000.  Outside directors who serve on the Audit Committee, the Compensation Committee and the Nominating & Governance Committee were paid an additional $5,000 per year, except that the respective Chairpersons of the Audit Committee, Compensation Committee and Nominating & Governance Committee were paid an additional $10,000 per year (rather than $5,000).  In addition, the lead independent director of the Board was paid an incremental $10,000 per year.  Directors also were reimbursed for expenses in connection with attending Board and Committee meetings.

In 2009, each outside director was awarded 3,000 restricted shares of Company stock.  The awards of restricted stock vest in two increments (one-half each) on the first and second anniversaries, respectively, of the grant date of the award if the individual continues to serve as a director on those dates.  Also in 2009, the Company paid a dividend of $0.0025 per share on Common Stock (including restricted stock) on a quarterly basis.  In 2009, each director other than Mr. Anderson received a stock option for 5,000 shares, as described above in Footnote 2.  The amounts in the “All Other Compensation” column reflect dividends on the restricted shares of each director in 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors of the Company recognizes that transactions with related persons can present a heightened risk of conflict of interests and/or improper valuation (or the perception thereof).  Accordingly, as a general matter, it is the Company’s preference to avoid transactions with related persons.  Nevertheless, there are circumstances where the Company may obtain products or services (i) of a nature, quantity or quality that are not readily available from alternative sources, (ii) on terms comparable to those provided by other, unrelated parties, or (iii) when the Company provides products or services on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms provided to employees generally.

Policy Regarding Review, Approval or Ratification of Transactions Involving Related Persons

The Company has adopted a written policy (the “Related Transactions Policy”) with respect to the review, approval or ratification of transactions with related persons involving the Company (or its subsidiaries or controlled affiliates).  In evaluating potential transactions with related persons, the Related Transactions Policy incorporates and applies the contents of Item 404(a) of Regulation S-K (including but not limited to the definitions of “related persons” and “transaction”, as well as the threshold for “direct or indirect material interest” contained therein).

Prior to entering into a transaction with a related person, the related person is required to advise a Company-designated “Compliance Officer” (currently the Company’s General Counsel), who shall determine whether the proposed transaction is a transaction with a related person under this policy.  If the Compliance Officer determines that the proposed transaction is a transaction with a related person, the transaction is required to be submitted to the Audit Committee of the Board of Directors for consideration at its next meeting or, in those instances in which it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, to the Chair of the Audit Committee (who possesses delegated authority to act between committee meetings).  The Audit Committee (or where submitted to the Chair, the Chair) shall consider all of the available relevant facts and circumstances, including (if applicable) but not limited to:  (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which the director is a partner, equity holder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to or from unrelated third parties or employees generally, as the case may be.  After review, the Audit Committee or Chair either approves or disapproves the proposed transaction and advises the Compliance Officer, who in turn conveys the decision to the appropriate persons within the Company.  No member of the Audit Committee is permitted to participate in any review, consideration, or approval of any potential transaction with a related person with respect to which such member or any of his or her immediate family members is a related person.

The Related Transactions Policy also provides for the review of (i) transactions involving related persons entered into by the Company not previously approved or ratified under this policy, as well as (ii) any previously approved or ratified transactions with related persons that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000.  The policy also explicitly requires disclosure of all transactions that are required to be disclosed under the Securities Act of 1933, the Securities Exchange Act of 1934 and related rules and regulations.

Transactions Involving Related Persons

A wholly-owned subsidiary of the Company employs James A. Lanier, Jr., son-in-law of Company non-executive Chairman Ray C. Anderson, as its Vice President of Sales, Higher Education.  In 2009, Mr. Lanier earned salary and bonus of $160,887, an automobile allowance of $9,600, and participated in certain of the Company’s benefit programs generally available to employees in the U.S.

Also, the Company issued 46,455 shares of Class B Common Stock to Mr. Anderson in exchange for the same number of shares of Class A Common Stock.

DIRECTOR INDEPENDENCE

For each director, the Board makes a determination of whether the director is “independent” under the criteria established by the Nasdaq Stock Market and other governing laws and regulations.  In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.  The current directors are Ray C. Anderson, Edward C. Callaway, Dianne Dillon-Ridgley, Carl I. Gable, Daniel T. Hendrix, June M. Henton, Christopher G. Kennedy, K. David Kohler, James B. Miller, Jr., Thomas R. Oliver and Harold M. Paisner.  As a result of its review, the Board has determined that all of the current directors, with the exception of Ray C. Anderson and Daniel T. Hendrix (who are employees), are independent.

The independent directors meet in regularly scheduled executive sessions without Messrs. Anderson and Hendrix or other members of management present.  In 2009, the independent directors met four times in executive session.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of January 3, 2010.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
______________________________________	________________	_________________	_________________
Equity Compensation Plan Approved by Security Holders:
Omnibus Stock Plan	1,568,015	$5.74	71,948 (1)
Equity Compensation Plan Not Approved by Security Holders:
Individual Compensation Arrangements(2)	8,000	$7.00	0

(1)	Each share issued under the Omnibus Stock Plan pursuant to an award other than a stock option will reduce the number of remaining shares available by two shares.

(2)
As of January 3, 2010, the Company maintained a stock option agreement outside the Omnibus Stock Plan with one independent (non-employee) service provider with respect to a total of 8,000 shares at $7.00 per share.  The agreement provided for a five-year vesting period (all options under the agreement have now vested) and a ten-year term.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is generally obligated to provide its Named Executive Officers with certain payments or other forms of compensation when their employment with the Company is terminated.  The actual amount of compensation due each of the Named Executive Officers, as well as the duration of any periodic payments, depends on both the circumstances surrounding the termination, as well as the particulars of any employment-related agreements to which the Company and the Named Executive Officer are party.  As of January 3, 2010, the Company had Employment and Change in Control Agreements with Messrs. Hendrix, Lynch, Wells and Willoch, which generally describe the benefits payable at, following, or in connection with various termination scenarios.  (Mr. Coombs does not have an employment or change in control agreement.)  These are summarized as follows:

Employment and Change in Control Agreements

The Company maintains Employment and Change in Control Agreements with each of Messrs. Hendrix, Lynch, Wells and Willoch.  Each Employment and Change in Control Agreement is for a rolling two-year term, such that the remaining term is always two years (until a specified retirement age).  The Company may terminate any of such agreements at any time, with or without cause, and each executive may voluntarily terminate his respective employment upon 90 days notice.  The agreements provide for certain benefits in the event of various termination scenarios, including termination without cause, termination with cause, voluntary retirement or resignation, termination due to death or disability, and termination in connection with a “change in control” (as defined in the agreements) of the Company.  The agreements also provide for the executives to receive a tax “gross up” payment to cover the amount of any excise taxes imposed on the benefits payable in the event of a termination in connection with a “change in control.”  Each agreement also contains provisions placing restrictions on the executive’s ability to compete with the Company for a period of two years following the termination of his employment.

Payments to Named Executive Officers Upon Termination or Change in Control

In the event that any of the U.S.-based Named Executive Officers (i) retired or voluntarily resigned, (ii) died or suffered a disability, (iii) was terminated by the Company (x) with “cause”, (y) without “cause” or (z) experienced certain terminations (without cause) in connection with a “change in control” (as applicable, and as such terms are defined in the respective agreements) on December 31, 2009, they would have been entitled to receive the following types of payments and benefits, and would have been subject to the various restrictive covenants, described below.   (Mr. Coombs does not have an employment or change in control agreement, and therefore in such events he would be entitled to receive only those benefits described below with respect to stock options and restricted stock, pursuant to the terms of the applicable award agreements.)

Upon Retirement or Voluntary Resignation:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the effective date of retirement or resignation.
Bonus
Executive would be entitled to receive a prorated portion of his annual bonus opportunity and 2009 Special Incentive Program opportunity calculated based on the date of retirement or resignation (e.g., a June 30 retirement or resignation would entitle executive to 50% of the bonus otherwise payable).

Stock Options
Executive would forfeit any unvested stock options; all previously-vested options would terminate over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock
Executive would forfeit any unvested restricted stock awards, except that upon retirement at age 65 or thereafter Executive would immediately vest in a percentage of all unvested restricted stock awards as specified in the applicable restricted stock agreement(s).

Salary Continuation Plan
Salary Continuation Plan participant would receive full benefits upon retirement at age 65 after completing at least 15 years of service, payable for the remainder of his life (or, if elected, a reduced benefit for the remainder of his life and any surviving spouse’s life).  A reduced benefit is available to participant beginning at age 55.  Upon retirement or voluntary resignation prior to age 55, Salary Continuation Plan participants would receive no benefit.  Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans	No additional benefit beyond those to which the executive normally would be entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages
Upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, all U.S. based employees are eligible to participate in the Company’s Retiree Medical Plan provided that the employee pays the associated premium (which is designed to cover the full cost of the plan).  No additional benefits are received beyond those to which the executive normally would be entitled under the terms of the respective medical and/or insurance plans.  Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 6 to the 2009 Summary Compensation Table.

Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following retirement or resignation.

Upon Death/Disability:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the date of termination due to death/disability.
Bonus
Executive would be entitled to receive a prorated portion of his annual bonus opportunity and 2009 Special Incentive Program opportunity calculated based on the date of termination due to death/disability (e.g., a June 30 termination due to death/disability would entitle executive to 50% of the bonus otherwise payable).

Stock Options
Executive would forfeit any unvested stock options; all previously-vested options would terminate over the period of time specified in the applicable stock option agreements (typically 12 to 24 months following termination due to disability and 24 months following termination due to death).

Restricted Stock	Executive would immediately vest in a percentage of all unvested restricted stock awards, as specified in the applicable restricted stock agreement(s).
Salary Continuation Plan
Upon Salary Continuation Plan participant’s death, he would receive a 10 year certain payout of an annual benefit level as if he were eligible for full benefits (e.g., age 65).  Upon a participant’s disability, he would receive a payout at an annual benefit level that when combined with all other Company-sponsored disability security and salary continuation payments being paid, equals 66 2/3% of average salary and bonus during the preceding 1-3 years.  The annual benefit level would continue for as long as the participant remains disabled, up to age 65, at which point the benefit would be reduced to the annual salary continuation benefit he would have received upon early retirement at age 55.  Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans	No additional benefit beyond those to which the executive would be normally entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages
Upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, all U.S. based employees are eligible to participate in the Company’s Retiree Medical Plan provided that the employee pays the associated premium (which is designed to cover the full cost of the plan).  No additional benefits are received beyond those to which the executive would be normally entitled under the terms of the respective medical and/or insurance plans.  Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 6 to the 2009 Summary Compensation Table.

Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following any termination due to disability.

Upon Termination With “Cause”:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the effective date of termination.
Bonus	No benefit.
Stock Options	Executive would forfeit any unvested stock options; all previously-vested options would terminate three months following termination.
Restricted Stock	Executive would forfeit any unvested restricted stock awards.
Salary Continuation Plan	Salary Continuation Plan participants would receive no benefit.
Other Employee Retirement Plans	No additional benefit beyond those to which the executive would be normally entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages
Upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, all U.S. based employees are eligible to participate in the Company’s Retiree Medical Plan provided that the employee pays the associated premium (which is designed to cover the full cost of the plan).  No additional benefits are received beyond those to which the executive would be normally entitled under the terms of the respective medical and/or insurance plans.  Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 6 to the 2009 Summary Compensation Table.

Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.

Upon Termination Without “Cause”:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary in its then-current amount for two years.
Bonus
Executive would be entitled to receive bonus payments for two years as well as a prorated bonus for the year in which employment terminates, each calculated based on the average bonus (excluding special incentive plan bonuses) received by the executive during the two years prior to the effective termination date.  Executive would be entitled to receive a prorated portion of his 2009 Special Incentive Program opportunity calculated based on the date of termination (e.g., a June 30 termination would entitle executive to 50% of the amount otherwise payable under the 2009 Special Incentive Program).

Stock Options
Executive would immediately vest in all unvested options.  The options could be subsequently exercised over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock	Executive would immediately vest in a percentage of all unvested restricted stock awards, as specified in the applicable restricted stock agreement(s).
Salary Continuation Plan
Salary Continuation Plan participant would remain eligible for participation in the plan as if he were to remain employed, and thus would receive full benefits at age 65 after completing at least 15 years of service, payable for the remainder of his life, or a reduced benefit beginning as early as age 55 (or, if elected, a reduced benefit for the remainder of his and any surviving spouse’s life).  Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans	Executive would be entitled to an amount equal to the matching contribution he would have received under the Company’s 401(k) Plan for the two-year period following termination.
Health, Life and Other Insurance Coverages
Executive would be entitled to continue coverages for two years, with the Company paying the associated premium.  Thereafter, upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, a U.S. based executive (like all other U.S based employees) would be eligible to participate in the Company’s Retiree Medical Plan provided that the executive pays the associated premium (which is designed to cover the full cost of the plan).

Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.

Upon Termination Following “Change in Control”:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary in its then-current amount for two years. Such amount would be paid in a lump sum within 30 days after separation from service.
Bonus
Executive would receive bonus payments for two years as well as a prorated bonus for the year in which employment terminates, each calculated based on the average bonus (including any special incentive plan bonuses) received by the executive during the two years prior to the effective termination date.  Such amount would be paid in a lump sum within 30 days after separation from service.  Under the 2009 Special Incentive Program, the performance targets are deemed achieved and the executive would be entitled to receive a prorated portion of his opportunity calculated based on the date of termination (e.g., a June 30 termination would entitle executive to 50% of the amount payable under the 2009 Special Incentive Program with performance targets deemed fully achieved).

Stock Options
Executive would immediately vest in all unvested options.  The options could be subsequently exercised over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock	Executive would immediately vest in all unvested restricted stock awards.
Salary Continuation Plan
Salary Continuation Plan participant would remain eligible for participation in the plan as if he were to remain employed, and thus would receive full benefits at age 65 after completing at least 15 years of service, payable for the remainder of his life, or a reduced benefit beginning as early as age 55 (or, if elected, a reduced benefit for the remainder of his and any surviving spouse’s life).  Participant would also receive the benefit of a cost of living adjustment calculated with reference to a specified consumer price index on each participant’s annual benefit amount (such adjustment accruing from the date of termination until such date that the participant begins to receive benefits, and not thereafter).  Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans	Executive would be entitled to an amount equal to the matching contribution he would have received under the Company’s 401(k) Plan for the two-year period following termination.
Health, Life and Other Insurance Coverages
Executive will be entitled to continue coverages for two years with the Company paying the associated premium.  Thereafter, upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, a U.S. based executive (like all other U.S. based employees) would be eligible to participate in the Company’s Retiree Medical Plan provided that the executive pays the associated premium (which is designed to cover the full cost of the plan).

Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.

The following tables summarize the benefits payable to each of Named Executive Officers under his employment and (as applicable) change in control agreement (or, for Mr. Coombs, the terms of his individual equity award agreements) in effect at December 31, 2009 (the last business day of the Company’s 2009 fiscal year).  The tables do not include amounts payable under employee benefit plans in which Company associates are eligible to participate on a non-discriminatory basis.  The amounts shown in the tables below assume that a Named Executive Officer’s employment terminated as of December 31, 2009, and that the fair market value of the Company’s common stock was $8.31 per share.

Daniel T. Hendrix

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause	Termination Following Change in Control(1)
	__________	___________	____________	___________	___________

Compensation:	($)	($)	($)	($)	($)
Base salary	--	--	--	1,560,000	1,560,000
Bonus	585,746	585,746	--	1,317,160	2,157,827
Stock options	--	--	--	--	--
Restricted stock(2)	--	1,097,743	--	820,189	2,023,410

Benefits and Perquisites:
Salary continuation(3)	--	751,825 /1,015,561	--	-- (6)	-- (6)
Retirement plans(4)	--	--	--	14,700	14,700
Health, life and other insurance(5)	--	--	--	39,972	39,972
Excise tax gross-up	--	--	--	--	4,712,617 (7)

Patrick C. Lynch

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause	Termination Following Change in Control(1)
	__________	___________	____________	___________	___________

Compensation:	($)	($)	($)	($)	($)
Base salary	--	--	--	689,000	689,000
Bonus	242,642	242,642	--	479,840	844,130
Stock options	--	--	--	--	--
Restricted stock(2)	--	351,663	--	218,703	789,026

Benefits and Perquisites:
Salary continuation	--	--	--	--	--
Retirement plans(4)	--	--	--	14,700	14,700
Health, life and other insurance(5)	--	--	--	33,903	33,903
Excise tax gross-up	--	--	--	--	--

John R. Wells

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause	Termination Following Change in Control(1)
	__________	___________	____________	___________	___________

Compensation:	($)	($)	($)	($)	($)
Base salary	--	--	--	1,050,000	1,050,000
Bonus	359,635	359,635	--	635,230	1,204,082
Stock options	--	--	--	--	--
Restricted stock(2)	--	667,897	--	490,922	1,429,004

Benefits and Perquisites:
Salary continuation(3)	--	446,806 / 617,519	--	-- (6)	-- (6)
Retirement plans(4)	--	--	--	14,700	14,700
Health, life and other insurance(5)	--	--	--	39,874	39,874
Excise tax gross-up	--	--	--	--	2,765,654 (7)

Robert A. Coombs

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause	Termination Following Change in Control
	__________	___________	__________	____________	___________

Compensation:	($)	($)	($)	($)	($)
Base salary	--	--	--	--	--
Bonus	--	--	--	--	--
Stock options	--	--	--	--	--
Restricted stock(2)	--	427,874	--	294,914	1,028,861

Benefits and Perquisites:
Salary continuation	--	--	--	--	--
Retirement plans	--	--	--	--	--
Health, life and other insurance	--	--	--	--	--
Excise tax gross-up	--	--	--	--	--

Raymond S. Willoch

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause	Termination Following Change in Control(1)
	__________	___________	____________	___________	___________

Compensation:	($)	($)	($)	($)	($)
Base salary	--	--	--	744,500	744,500
Bonus	262,187	262,187	--	531,901	935,421
Stock options	--	--	--	--	--
Restricted stock(2)	--	438,901	--	305,941	882,356

Benefits and Perquisites:
Salary continuation(3)	--	321,943/441,980	--	-- (6)	-- (6)
Retirement plans(4)	--	--	--	14,700	14,700
Health, life and other insurance(5)	--	--	--	34,978	34,978
Excise tax gross-up	--	--	--	--	2,138,059 (7)

(1)
Unlike a number of publicly-traded companies, the Company does not utilize a “single trigger” concept for severance payments in its Employment and Change in Control Agreements.  The “Change in Control” (as defined in the applicable agreements) does not, by itself, provide the Named Executive Officer with any right to resign and receive a severance benefit.  Instead, for severance benefits to be payable, there must be a “second trigger” of either (i) an “Involuntary Separation from Service” or (ii) a “Separation from Service for Good Reason” (essentially, resignation in the face of negative changes in executive’s employment relationship with the Company) that occurs within 24 months after the date of a Change in Control.  The amounts included in this column thus assume that both a “Change in Control” and a subsequent termination (as described immediately above) occurred as of December 31, 2009.  If a related termination did not in fact occur, no severance payments would be payable.  The amounts in this column for Base Salary and Bonus would be paid in a lump sum within 30 days.

(2)	These amounts assume each Named Executive Officer sold all newly vested shares of restricted stock immediately upon termination of employment.

(3)
The amounts included in the “Death/Disability” column represent the annual payments to which Messrs. Hendrix, Wells and Willoch would be entitled under the Salary Continuation Plan following their death or disability as of December 31, 2009.  The annual benefit amount following a participant’s death would be paid for 10 years, after which time it would permanently cease.  In the event of a participant’s disability, the annual benefit amount would continue for as long as the participant continued to suffer the qualifying disability, up to age 65, at which point a reduced annual benefit would be payable ($451,095, $268,083 and $193,160 for Messrs. Hendrix, Wells and Willoch, respectively, assuming no election of the extended spousal life benefit described above).

(4)
The amounts noted for Messrs. Hendrix, Lynch, Wells and Willoch represent payments required to be made by the Company to each executive in lieu of 401(k) Plan matching contributions, following termination, and assume each executive maintained the maximum level of contribution to the 401(k) Plan as in effect on the date of termination.

(5)
These amounts represent premiums paid by the Company on behalf of each Named Executive Officer following termination, and assume each Named Executive Officer chose to maintain his current coverages under the various medical and/or insurance plans in which he was a participant.

(6)
If a Salary Continuation Plan participant was terminated on December 31, 2009 without cause or following a “Change in Control”, he would not be entitled to any accelerated vesting and/or immediate payment of Plan benefits.  Instead, the participant would remain eligible for participation in the Plan as if he remained employed, and thus would receive full benefits at age 65 after completing at least 15 years of service, or a reduced benefit beginning as early as age 55.  The benefits are payable for the remainder of his life, or, if elected, a reduced benefit is payable for the remainder of his and any surviving spouse’s life.  However, the excise tax calculations performed pursuant to Sections 4999 and 280G of the Internal Revenue Code require, for purposes of the presentation for a termination following a Change in Control and the resulting excise tax “gross-up” set forth herein for each executive, that the full lifetime benefit amount ultimately payable to each Plan participant (reduced to a net present value) be included.  The aggregate actuarial lifetime benefit amounts payable, reduced to a present value and assuming Plan benefits are paid beginning at age 63, are $7,540,023, $3,884,954 and $2,985,579 for Messrs. Hendrix, Wells and Willoch, respectively.

Each Plan participant would, however, in the case of a termination following a Change in Control, receive the benefit of a cost of living adjustment calculated with reference  to a specified consumer price index on each participant’s annual Plan benefit amount (such adjustment accruing from the date of termination until such date that the participant actually begins to receive benefits, and not thereafter).  The aggregate actuarial lifetime value of the cost of living adjustment, reduced to a present value and assuming Plan benefits are paid beginning at age 55, are $0, $566,660 and $244,002 for Messrs. Hendrix, Wells and Willoch, respectively.

(7)
As discussed in Footnote 6, these amounts are calculated assuming (as applicable) the inclusion of the full lifetime benefit amount ultimately payable to each Salary Continuation Plan participant (reduced to a net present value) in connection with a termination following a Change in Control.  To the extent that the cost of living adjustment amounts referenced in Footnote 6, rather than the full lifetime benefit amounts, were instead included in the 280G excise tax calculations, no excise tax “gross-up” benefits would be payable to Messrs. Hendrix, Wells or Willoch in connection with a termination following a Change in Control.  The excise tax “gross-up” amounts presented further assume that none of the payments in the event of a termination following a Change in Control would be categorized as “reasonable compensation” (such as, for example, payments associated with non-compete and other restrictive covenants) for purposes of the Section 280G excise tax calculation.  The Company believes that a substantial amount of the payments could be deemed “reasonable compensation” for purposes of Section 280G, which could substantially reduce the excise tax “gross-up” payable hereunder.

APPROVAL OF ADOPTION OF AMENDMENT AND RESTATEMENT
OF THE INTERFACE, INC. OMNIBUS STOCK INCENTIVE PLAN
(ITEM 2)

Purpose of the Amendment and Restatement

On February 23, 2010, the Board of Directors voted to amend and restate the Interface, Inc. Omnibus Stock Incentive Plan (the “Stock Incentive Plan” or the “Plan”), subject to shareholder approval. The Plan, which was originally adopted by the Board and approved by the shareholders in 1997, was most recently amended and restated and approved by the shareholders in 2006. The Board is now proposing to amend and restate the Stock Incentive Plan because, as of February 23, 2010, only 17,948 shares remained available for incentive awards under the Plan.  The amendment and restatement also adds a definition of “Change in Control” of the Company and provides for the automatic antidilution adjustment of outstanding awards in the event the Company undergoes an equity restructuring such as a stock split.

The primary purpose of the amendment and restatement of the Stock Incentive Plan is to continue, by making 5,000,000 more shares available for such use, the original purpose of the Plan, which is to attract and retain key employees and directors of the Company and its subsidiaries by providing such persons with stock-based incentives and rewards for performance. The Stock Incentive Plan is also designed to promote the loyalty and retention of senior management and strengthen the mutuality of interests between senior management and the Company’s shareholders. Thus, the Company believes that it is important to maintain the Plan as an element of the Company’s compensation program. The material features of the Stock Incentive Plan are described below.

As of February 23, 2010, stock options for 1,540,315 shares with a weighted average exercise price of $5.76 per share and a weighted average remaining term of 6.9 years were outstanding under the Stock Incentive Plan.  Also as of February 23, 2010, restricted stock awards (where the restrictions have not yet lapsed) for 1,238,796 shares of Common Stock were outstanding under the Stock Incentive Plan.  The closing price of the Company’s Class A Common Stock on the Nasdaq Stock Market as of March 26, 2010 was $11.30 per share.

General

The Stock Incentive Plan provides for the grant to key employees and directors of the Company and its subsidiaries of restricted stock, incentive stock options (which qualify for certain favorable tax treatment, as described below), nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units.  Amended and restated as proposed, the aggregate number of shares of Common Stock (which may be either Class A or Class B Common Stock) that may be issued or transferred under the Stock Incentive Plan on or after the effective date of February 23, 2010, is 6,558,263, constituting the sum of (a) 5,000,000 shares not previously authorized for issuance under any plan, plus (b) 17,948 shares remaining available for issuance under the Plan but not subject to outstanding awards immediately prior to such effective date, plus (c) 1,540,315 unissued shares subject to outstanding and unexercised stock option awards immediately prior to such effective date; provided, however, that each share issued after such effective date pursuant to an award other than a stock option will reduce the number of remaining shares available by 1.33 shares.

Eligibility and Limitations; New Plan Benefits

The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company or one of its subsidiaries (approximately 3,100 persons), outside directors and consultants or independent contractors performing bona fide services for the Company or one of its subsidiaries, are eligible for consideration as participants under the Plan, although only employees are eligible to receive grants of incentive stock options. The Compensation Committee has authority to determine the participants to whom awards will be granted, the form and amount of the awards (including whether the grant is for Class A or Class B Common Stock), the dates of grant, vesting period, option prices (in the case of awards of options), performance objectives (in the case of restricted shares, deferred shares, performance shares or performance units) and other terms of each award.

No participant may receive awards or options representing more than 500,000 shares of Common Stock or 1,000,000 performance units (as described below) during any calendar year under the Stock Incentive Plan. The Plan may be amended from time to time by the Board of Directors or the Executive Committee of the Board, but no such amendment may increase the maximum number of shares issuable under the Stock Incentive Plan without the further approval of the shareholders of the Company.

Future awards under the Plan will be made in the discretion of the Compensation Committee, and, subject to the above limitations, the number of options and awards that may be granted in the future to eligible participants is not currently determinable.

Description of Awards

Restricted Shares.  Awards of restricted stock under the Stock Incentive Plan may be made either without consideration from the participant or, in the Compensation Committee’s discretion, in consideration of a payment by the participant that is less than the fair market value of the award on the date of grant. The nature and term of the restrictions applicable to such awards are established by the Compensation Committee, and may include performance-based criteria, time vesting restrictions (of varying durations), or a combination of both.  Awards of restricted stock generally will not be transferable by the participant other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of awards to family members or for estate planning purposes.

Stock Options.  Options granted under the Stock Incentive Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options or a combination of the foregoing, although only employees are eligible to receive incentive stock options. All options under the Plan will be granted at an exercise price per share equal to not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. Options granted under the Plan will not be exercisable later than 10 years after the date of grant, and generally will terminate on the date three months following the date that a participant’s employment with the Company terminates.

The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made when an option is exercised. The exercise price may be paid in cash or in such other form as the Compensation Committee may approve, including shares of Common Stock valued at their fair market value on the date of option exercise. The proceeds received by the Company from the exercise of options under the Stock Incentive Plan are used for general corporate purposes. Options generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of options to family members or for estate planning purposes.

There are no federal income tax consequences to the optionee or the Company upon the granting of options under the Stock Incentive Plan. The federal tax consequences upon exercise vary depending on whether the option is an incentive stock option or a nonqualified stock option.

At the time an optionee exercises an incentive stock option, the optionee generally does not recognize any income, nor is the Company entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of the shares if the disposition occurs at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding requirements. The net federal income tax effect to the holder of an incentive stock option is to defer, until the acquired stock is sold, taxation of any increase in the stock’s value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gains rates rather than at ordinary income rates.

If the above holding requirements are not met, then upon the sale of incentive stock option shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price. Any increase in the value of the option shares subsequent to exercise is long or short-term capital gain to the optionee depending upon the optionee’s holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the actual sales price exceeded the option exercise price. In either case, the Company is entitled to a compensation expense deduction to the extent of ordinary income recognized by the optionee.

When an optionee exercises a nonqualified stock option, the optionee recognizes, at the time of exercise, ordinary income in an amount equal to the excess of the fair market value of the shares received upon exercise over the aggregate exercise price paid for those shares, and the Company generally may deduct as an expense the amount of income so recognized by the optionee. Any gain upon a subsequent sale of the shares will be capital gain and will be long-term or short-term depending upon the holding period of the shares before the sale. For capital gains purposes, the holding period begins upon the exercise of the option, and the optionee’s basis in the shares is equal to the fair market value of the shares on the date of exercise.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise will be treated as the exercise of a nonqualified stock option. In addition, for purposes of the federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as the exercise of a nonqualified stock option.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) under the Stock Incentive Plan may be granted either in tandem with nonqualified stock options or as freestanding SARs. Tandem SARs may be exercised only in connection with the exercise of the related option. Freestanding SARs may be exercised no later than ten years after the date of grant. Each grant of a freestanding SAR will specify a base price per share, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the grant date.

Upon exercise of an SAR, the Company will pay the participant a specified percentage (not to exceed 100%) of the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the base price per share (in the case of freestanding SARs) or the exercise price of the related option (in the case of tandem SARs). The amount payable upon exercise of the SAR may be paid in cash, shares of Common Stock or any combination thereof, in the Compensation Committee’s discretion. SARs generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of SARs to family members or for estate planning purposes.

Deferred Shares, Performance Shares and Performance Units.  The Compensation Committee may also authorize grants to participants of deferred shares, performance shares and performance units. Deferred shares are granted subject to a deferral period, during which time the participant has no rights of ownership in the deferred shares. Performance shares and performance units become payable to the participant upon the achievement of specified performance objectives (as described below). A performance share is the equivalent of a share of Common Stock, and a performance unit is the equivalent of $1. The Stock Incentive Plan provides for the Compensation Committee to establish “performance objectives” for purposes of performance shares and performance units. When so determined by the Compensation Committee, awards of deferred stock and restricted stock may also specify performance objectives.

Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department or function within the Company in which the participant is employed. Any performance objectives applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code will be selected from any of the following measures:  operating income, cash flow, reduction of off-quality and waste, return on equity, earnings per share, total earnings, return on capital, return on assets, earnings before interest and taxes, gross margin, economic value added, sales, the fair market value of the Company’s Common Stock, improvement in fixed charge coverage ratio, debt reduction and/or cash accumulation, or measurable financial criteria associated with credit facility, bond indenture or other covenants, or any combination thereof.  Except in the case of such an award intended to qualify under Section 162(m) of the Internal Revenue Code, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may modify such performance objectives or any related minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable.

The Compensation Committee has not granted any stock appreciation rights, deferred shares, performance shares or performance units under the Stock Incentive Plan.

Vote Required and Recommendation of the Board

Under the Company’s Bylaws, the proposal to approve the adoption of the amendment and restatement of the Stock Incentive Plan is approved if the affirmative votes cast by the Company’s outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE PROXY SUBMITTED BY TELEPHONE OR INTERNET OR PROXY CARD WILL BE VOTED IN THIS MANNER UNLESS THE SHAREHOLDER SUBMITTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM 3)

Information Concerning the Company’s Accountants

BDO Seidman, LLP (“BDO Seidman”) acted as the Company’s independent auditor during the past fiscal year.  The Audit Committee has again appointed BDO Seidman to act as the independent auditor of the Company for fiscal year 2010.  The Board of Directors will present to the annual meeting a proposal that such appointment be ratified.  Should the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but may continue the engagement.  Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time.  BDO Seidman has no financial interest, direct or indirect, in the Company or any subsidiary.

A representative of BDO Seidman is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees for professional audit and other services provided by BDO Seidman to the Company for fiscal years 2009 and 2008.

	2009	2008
Audit Fees1	$1,760,000	$1,798,000
Audit-Related Fees2	20,000	22,000
Tax Fees3	64,000	232,000
All Other Fees4	--	--
Total	$1,844,000	$2,052,000
_________________

(1)
“Audit Fees” consist of fees billed or accrued for professional services rendered for the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the interim financial statements included in quarterly reports, and services that are normally provided by BDO Seidman in connection with statutory and regulatory filings.

(2)	“Audit-Related Fees” consist of fees billed or accrued primarily for employee benefit plan audits and other attestation services.
(3)	“Tax Fees” consist of fees billed or accrued for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international.
(4)
“All Other Fees” consist of fees billed or accrued for those services not captured in the audit, audit-related and tax categories.  The Company generally does not request such services from the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with the Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent auditors.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditors.

These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for and detailed as to the particular services or category of services and is generally subject to a specific budget.  None of the services rendered by the independent auditors under the categories “Audit-Related Fees”, “Tax Fees” and “All Other Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Commission.

Vote Required and Recommendation of the Board

Under the Company’s Bylaws, the proposal to ratify the appointment of BDO Seidman to act as the Company’s independent auditors for fiscal year 2010 is approved if the affirmative votes cast by the Company’s outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE PROXY SUBMITTED BY TELEPHONE OR INTERNET OR PROXY CARD WILL BE VOTED IN THIS MANNER UNLESS THE SHAREHOLDER SUBMITTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2009 all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were met except that (1) Ray C. Anderson, Chairman of the Company, filed a late Form 4 with respect to his spouse’s purchase of 2,000 Class A shares; (2) Thomas R. Oliver, a director of the Company, filed a late Form 4 with respect to his purchase of an aggregate of 81 Class A shares pursuant to a broker-administered dividend reinvestment program; and (3) Raymond S. Willoch, Senior Vice President, General Counsel and Secretary of the Company, filed a Form 5 with respect to his conversion of 3,240 Class B shares into 3,240 Class A shares.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors.  (A copy of the Audit Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Audit-Committee-Charter.aspx.)  The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent accountants, BDO Seidman, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States.  The independent accountants also are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles, and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and BDO Seidman. In addition, the Audit Committee has discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. In addition, the Audit Committee has received the written disclosures from BDO Seidman required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of any services discussed above in Item 3 under the caption “Ratification of Appointment of Independent Auditors – Audit and Non-Audit Fees” by BDO Seidman is compatible with maintaining BDO Seidman’s independence.

The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are “independent,” as required by applicable listing standards of the Nasdaq Stock Market as currently in effect. Although the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting (including in respect of auditor independence), the Board of Directors determined that each member does qualify as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.  Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO Seidman. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has followed appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Carl I. Gable (Chair)
Edward C. Callaway
James B. Miller, Jr.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2011 annual meeting must be received by the Company no later than December 8, 2010, in order to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy for that meeting.  In addition, in accordance with Article II, Section 9, of the Bylaws of the Company, proposals of shareholders intended to be presented at the Company’s 2011 annual meeting must be presented to the Board of Directors by no later than 90 days prior to that annual meeting, with such deadline for presentation of proposals estimated to be February 18, 2011.

COMMUNICATING WITH THE BOARD

Shareholders wishing to communicate with the Board of Directors may send communications via U.S. mail to the following address:

Chairman of the Board
Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339

From time to time, the Board may change the process by which shareholders may communicate with the Board or its members. The Company’s website, www.interfaceglobal.com, will reflect any changes to the process.

Attendance of Board members at annual meetings is left to the discretion of each individual Board member.  Three Board members attended the 2009 annual meeting (either in person or by telephone).

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold shares as the registered holder.  You can notify us by sending a written request to Interface, Inc., Attn:  Secretary, 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By order of the Board of Directors
/s/ RAYMOND S. WILLOCH
RAYMOND S. WILLOCH
Secretary
April 7, 2010

Appendix A

INTERFACE, INC.
OMNIBUS STOCK INCENTIVE PLAN
(Amended and Restated Effective February 23, 2010)

1)           Purpose.  The purpose of the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) is to attract and retain key employees and directors for Interface, Inc. (the “Company”) and its subsidiaries and to provide such persons with incentives and rewards for superior performance.  The Plan was originally adopted effective January 20, 1997, previously amended effective February 27, 2001 and previously amended and restated effective February 22, 2006, and is hereby further amended and restated effective February 23, 2010.

2)           Definitions.  As used in this Plan, the following terms shall be defined as set forth below:

“Award” means any Appreciation Right, Deferred Share, Restricted Share, Stock Option, Performance Share or Performance Unit.

“Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee, executed on behalf of the Company by a senior officer (vice president level or higher), that sets forth the terms and conditions of an Award.  An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

“Board” means the Board of Directors of the Company.

“Change in Control” means the earliest to occur of:

(i)           during such period as the holders of the Company’s Class B common stock are entitled to elect a majority of the Company’s Board, the Permitted Holders shall at any time fail to be the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of a majority of the issued and outstanding shares of the Company’s Class B common stock;

(ii)           at any time during which the holders of the Company’s Class B common stock have ceased to be entitled to elect a majority of the Board, the acquisition by any “person”, entity, or “group” of “beneficial ownership” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors (“Voting Stock”) of (A) the Company, or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (iii)(A) or (iii)(B) immediately below;

(iii)           the effective time of (A) a merger, consolidation or other business combination of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of the Company; and

(iv)           the election to the Board, without the recommendation or approval of Ray C. Anderson if he is then serving on the Board, or, if he is not then serving, of the incumbent Board, of the lesser of (A) four directors, or (B) directors constituting a majority of the number of directors of the Company then in office.

Appendix A - page 1

The Committee in its discretion may specify a different definition of Change in Control for purposes of any Award, provided that any such Change in Control event involves the actual consummation of a change in the ownership of the stock or assets of the Company or a Subsidiary or a similar transaction or event; by way of an example, the announcement of a tender offer or approval of a transaction that is not completed shall not constitute a Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee described in Section 4 of this Plan.

“Company” means Interface, Inc., a Georgia corporation, or any successor corporation.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

“Deferred Shares” means an award pursuant to Section 8 of this Plan of the right to receive Shares at the end of a specified Deferral Period.

“Effective Date” means February 23, 2010.

“Employee” means any person, including an officer, employed by the Company or a Subsidiary.

“Exercise Price” means the purchase price payable upon the exercise of a Stock Option.

“Fair Market Value” means the fair market value of the Shares which, unless otherwise specified by the Committee with respect to any Award, shall be determined, for any valuation date, as the closing price of the Class A Shares on Nasdaq (or, if the Class A Shares are not traded on Nasdaq, such other national exchange on which the Class A Shares are traded) on the immediately preceding trading date.

“Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with a Stock Option or similar right.

“Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

“Incentive Stock Options” means any Stock Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means any Stock Option that is not intended to qualify as an Incentive Stock Option.

“Optionee” means the person so designated in an Award Agreement evidencing an outstanding Stock Option.

“Outside Director” means a member of the Board who is not an Employee.

“Participant” means an Employee or Outside Director, or any consultant, outside director of a Subsidiary or independent contractor performing bona fide services for the Company or a Subsidiary, who is selected by the Committee to receive benefits under this Plan, provided, however, that only Employees shall be eligible to receive grants of Incentive Stock Options.

Appendix A - page 2

“Performance Objectives” means the objectives established pursuant to this Plan for Participants who have received Awards of Performance Shares or Performance Units or, when so determined by the Committee, Deferred Shares or Restricted Shares.  Performance Objectives may be described in terms of Company-wide objectives, or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department or function within the Company in which the Participant is employed.  The Performance Objectives applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be selected from among any or all of the following measures:  (i) operating income; (ii) cash flow, (iii) reduction of off-quality and waste; (iv) return on equity; (v) earnings per share; (vi) total earnings; (vii) return on capital; (viii) return on assets; (ix) earnings before interest and taxes; (x) gross margin; (xi) economic value added; (xii) sales; (xiii) the Fair Market Value of the Shares; (xiv) improvement in fixed charge coverage ratio; (xv) debt reduction and/or cash accumulation; or (xvi) measurable financial criteria associated with credit facility, bond indenture or other covenants.  The Award Agreement may provide that if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, an acquisition or divestiture, or other events or circumstances render the specified Performance Objectives unsuitable or unfair, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.  For Employees subject to the restrictions of Code Section 162(m), such changes shall be made in a manner consistent with Code Section 162(m).

“Performance Period” means a period of time established under Section 9 of this Plan within which the Performance Objectives relating to Performance Shares, Performance Units, Deferred Shares or Restricted Shares are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9 of this Plan.

“Permitted Holders” means Ray C. Anderson, Daniel T. Hendrix, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Lindsey K. Parnell, Carl I. Gable, and J. Smith Lanier, II, provided that, for purposes of this definition, the reference to each such individual shall be deemed to include the members of such individual’s immediate family, such individual’s estate, and any trusts created by such individual for the benefit of members of such individual’s immediate family.

“Plan” means this Interface, Inc. Omnibus Stock Incentive Plan, as amended and restated effective February 23, 2010.

“Restricted Shares” means Shares granted under Section 7 of this Plan subject to a substantial risk of forfeiture.

“Shares” means shares of the Class A or Class B common stock of the Company, $.10 par value per share, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.  Each Award granted under this Plan shall specify whether it relates to Class A Shares, Class B Shares, or a combination thereof.

“Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Exercise Price specified in the related Stock Option.

“Stock Appreciation Right” means a right granted under Section 6 of this Plan, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

“Stock Option” means a right to purchase Shares granted under Section 5 of this Plan.

“Subsidiary” means either:  (i) a corporation of which more than 50 percent of the outstanding shares or securities (representing the right to vote for the election of directors) are now or hereafter owned or controlled, directly or indirectly, by the Company, or (ii) a noncorporate entity which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but of which more than 50 percent of the ownership interests (representing the right generally to make decisions for such other entity) are now or hereafter owned or controlled, directly or indirectly, by the Company; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation and outstanding at the time of such grant.

“Tandem Stock Appreciation Right” means a Stock Appreciation Right that is granted pursuant to Section 6 of this Plan in tandem with a Stock Option or any similar right granted under any other plan of the Company.

Appendix A - page 3

3)           Shares Available Under this Plan.  Subject to adjustment as provided in Section 11 of this Plan, the number of Shares that may be issued or transferred under this Plan on or after the Effective Date (“Available Shares”) shall not in the aggregate exceed 6,558,263 Shares, constituting the sum of (a) 5,000,000 Shares not previously authorized for issuance under any plan, plus (b) 17,948 Shares remaining available for issuance under the Plan but not subject to outstanding Awards immediately prior to the Effective Date, plus (c) 1,540,315 unissued Shares subject to outstanding and unexercised Stock Options immediately prior to the Effective Date; provided, however, that each Share issued pursuant to an Award other than a Stock Option shall reduce the number of Available Shares by 1.33 Shares.  Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.  In no event shall the maximum number of Shares issued upon the exercise of Incentive Stock Options on or after Effective Date exceed 5,750,000, subject to adjustment as provided in Section 11.  No Participant may receive Awards representing more than 500,000 Shares (subject to adjustment as provided in Section 11) in any one calendar year.  In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 1,000,000.

4)           Administration of this Plan.

(a)           This Plan shall be administered by a committee appointed by the Board from among its members, provided that the Board may act as the Committee at any time it deems appropriate.  The Committee may delegate to any executive officer of the Company that is a member of the Board the authority to grant Awards to Participants who are not Outside Directors or executive officers of the Company, provided that the Committee shall have fixed the number of Shares subject to such grants.

(b)           The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement, and any determination by the Committee pursuant to any provision of this Plan or any Award Agreement, notification or document, shall be final and conclusive.  No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5)           Stock Options.  The Committee may from time to time authorize grants to Participants of Stock Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

a)           Each grant shall specify the number of Shares to which it pertains.

b)           Each grant shall specify an Exercise Price per Share, which shall be equal to or greater than the Fair Market Value (110 percent of Fair Market Value for any Incentive Stock Option granted to 10-percent shareholder, within the meaning of Section 422 of the Code) on the Grant Date.

c)           The form of consideration to be paid in satisfaction of the Exercise Price and the manner of payment of such consideration may be (i) cash in the form of currency, check or other cash equivalent acceptable to the Company; (ii) nonforfeitable, unrestricted Shares which have a value at the time of exercise that is equal to the Exercise Price, (iii) any other legal consideration that the Committee may deem appropriate and may specify in a grant, including, without limitation, any form of consideration authorized under Section 5(d) below, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

d)           On or after the Grant Date of any Stock Option other than an Incentive Stock Option, the Committee may determine that payment of the Exercise Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer.  Unless otherwise determined by the Committee, whenever any Exercise Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the Shares received by the Optionee upon the exercise of the Stock Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

e)           Each Stock Option grant shall specify the period of continuous employment or service of the Optionee with the Company or any Subsidiary (or, in the case of an Outside Director, service on the Board) that is necessary before the Stock Option or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control or other similar transaction or event.

Appendix A - page 4

f)           Stock Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing; provided, however, only Nonqualified Stock Options may be granted to Outside Directors or other non-Employee Participants.  Each grant shall specify whether (or the extent to which) the Stock Option is an Incentive Stock Option or a Nonqualified Stock Option.  Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Stock Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options.

g)           No Stock Option granted under this Plan may be exercised more than 10 years from the Grant Date.

h)           Each Stock Option grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine, consistent with this Plan.  Unless the Committee specifies other terms consistent with the provisions of this Plan, the terms of any Stock Option shall be substantially the same as set forth in the sample Incentive Stock Option Agreement attached hereto as Exhibit A.

6)           Stock Appreciation Rights.  The Committee may also authorize grants to Participants of Stock Appreciation Rights.  A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee, expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right.  Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

a)           Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares, or a combination thereof, and may either (i) grant to the Participant or reserve to the Committee the right to elect among those alternatives, or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

b)           Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

c)           Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable, and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

d)           Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

e)           On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon, in cash or Shares, and on a current, deferred or contingent basis.

f)           Each grant shall be evidenced by an Award Agreement, which shall describe the subject Stock Appreciation Rights, identify any related Stock Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine, consistent with this Plan.

g)           Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Stock Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive, and (ii) by surrender of the related Stock Option (or such other right) for cancellation.

h)           No Stock Appreciation Right may be exercised more than ten years from the Grant Date.

i)           Regarding Freestanding Stock Appreciation Rights only:

i)           Each grant shall specify for each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

ii)           Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised.

Appendix A - page 5

iii)           Each grant shall specify the period or periods of continuous employment or service of the Participant with the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control or other similar transaction or event.

iv)           No Freestanding Stock Appreciation Right granted under this Plan may be exercised more than 10 years from the Grant Date.

7)           Restricted Shares.  The Committee may authorize grants of Restricted Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

a)           Each grant shall, unless otherwise determined by the Committee, constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

b)           Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

c)           Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant (or sale) may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control or other similar transaction or event.

Appendix A - page 6

d)           Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.  Such restrictions may include, without limitation, rights of repurchase or first refusal rights of the Company, or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

e)           Any grant may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares and Performance Units.

f)           Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

g)           Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine, consistent with this Plan.  Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Company until all restrictions thereon lapse.  Unless the Committee specifies other terms and conditions consistent with the provisions of this Plan, the terms of any Restricted Shares shall be substantially the same as set forth in the sample Restricted Stock Agreement attached hereto as Exhibit B.

8)           Deferred Shares.  The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

a)           Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

b)           Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

c)           Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant may provide for the earlier termination of such Deferral Period in the event of a Change in Control or other similar transaction or event.

d)           During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may, on or after the Grant Date, authorize the payment of dividend equivalents on such shares, in cash or additional Shares, and on a current, deferred or contingent basis.

e)           Any grant may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares and Performance Units.

f)           Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine, consistent with this Plan.

Appendix A - page 7

9)           Performance Shares and Performance Units.  The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

a)           Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

b)           The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event.

c)           Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

d)           Each grant may specify for the established Performance Objectives a minimum acceptable level of achievement below which no payment will be made, and in such event shall set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum or full achievement of the established Performance Objectives.

e)           Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares, or a combination thereof, and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

f)           Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.  Any grant of Performance Units may specify that the amount payable, or the number of Shares to be issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

g)           Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon, in cash or additional Shares, and on a current, deferred or contingent basis.

h)           The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

i)           Each grant shall be evidenced by an Award Agreement, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine, consistent with this Plan.

Appendix A - page 8

10)           Transferability.

a)           Except as provided in Section 10(b) below, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and, during a Participant’s lifetime, Stock Options and Stock Appreciation Rights shall be exercisable only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

b)           The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option) to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee.  Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10(b).  All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, and the effect thereof, shall continue to apply following a transfer made in accordance with this Section 10(b).

c)           Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon achievement of the Performance Objectives specified for Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions upon transfer.

11)           Adjustments.  In the event of any stock dividend, stock split, spinoff, rights offering, extraordinary cash dividend, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company constituting an  “equity restructuring” within the meaning of Statement of Financial Accounting Standards No. 123R, the Committee shall make or provide for such adjustments in the (i) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (ii) exercise and base prices per share applicable to such Options and Stock Appreciation Rights, and (iii) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants.  In the event of any merger, consolidation or any other corporate transaction or event having a similar effect, the Committee in its sole discretion may take any action described in the preceding sentence, and, moreover, it may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee shall also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

12)           Fractional Shares.  The Company shall not be required to issue any fractional Shares pursuant to this Plan.  The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13)           Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld.  At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit or delivery of Shares in payment of such taxes.

14)           Certain Termination Events, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, disability, normal retirement, or early retirement with the consent or agreement of the Company, or a leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds (i) a Stock Option or Stock Appreciation Right that is not immediately and fully exercisable, (ii) any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, (iii) any Deferred Shares as to which the Deferral Period is not complete, (iv)  any Performance Shares or Performance Units that have not been fully earned, or (v) any Shares that are subject to any transfer restriction pursuant to Section 10(c) of this Plan, the Committee may in its discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.  Notwithstanding the foregoing, the Committee shall waive or modify any Performance Objective relating to an Award intended to satisfy the requirements for “performance-based compensation” only in a manner consistent with Section 162(m) of the Code.

Appendix A - page 9

15)           Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

16)           Amendments and Other Matters.

(a)           This Plan may be amended from time to time by the Board or the Executive Committee of the Board, but no such amendment shall increase any of the amounts or limitations specified in Section 3 of this Plan, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the shareholders of the Company.

(b)           Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Stock Options or Stock Appreciation Rights without stockholder approval.

(c)           This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

(d)           To the extent that any provision of this Plan would prevent any Stock Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Stock Option, provided, however, that such provision shall remain in effect with respect to other Stock Options, and there shall be no further effect on any provision of this Plan.

17)           Effective Date and Shareholder Approval.  This Plan shall be effective as of the date of its approval by the Board or the Executive Committee of the Board, subject to approval by the shareholders of the Company at the next Annual Meeting of Shareholders.  The Committee may grant Awards subject to the condition that this Plan shall have been approved by the shareholders of the Company.

18)           Regulation and Other Approvals.

(a)           The obligation of the Company to sell or deliver Shares with respect to Stock Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)           The Plan is intended to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith.  Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(c)           Each Stock Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange (including Nasdaq) or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of a Stock Option or the issuance of Shares, no Stock Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained in a manner acceptable to the Committee.

Appendix A - page 10

(d)           Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder.  The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of a Stock Option), to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act, or the rules and regulations promulgated thereunder.  The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

(e)           In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Stock Option under the Plan, the Committee may, subject to this Section 18, make any adjustments it deems appropriate in such Award or Stock Option.

19)           Deferral.  The Committee may permit a Participant to defer to another plan or program such Participant’s receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise, vesting or achievement of an Award.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

20)           Termination.  No Award shall be granted after the tenth anniversary of the Effective Date, provided that all Awards granted prior to such date shall continue in effect thereafter subject to the terms thereof  and of the Plan.

Appendix A - page 11

Exhibit A

Form of Incentive Stock Option Agreement

INTERFACE, INC.
INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is entered into as of the ___ day of _______, ____, by and between Interface, Inc. (the “Company”) and _________________ (“Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) which is administered by a committee appointed by the Company's Board of Directors (the “Committee”); and

WHEREAS, the Committee has granted to Optionee an Incentive Stock Option under the terms of the Plan (the “Option”) to encourage Optionee’s continued loyalty and diligence; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Optionee, the parties hereto have set forth the terms of the Option in writing in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Plan Provisions.

In addition to the terms and conditions set forth herein, the Option is subject to and governed by the terms and conditions set forth in the Plan, which are hereby incorporated herein by reference.  Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein.  In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

2.           Grant of Option.

The Committee granted to Optionee, effective on _______________ (the “Grant Date”), the right to purchase _____ Shares of the $.10 par value common stock of the Company, subject to the restrictions and other conditions set forth herein.  Such Shares may be either Class A common stock or Class B common stock (assuming such class of stock is then outstanding), or any combination thereof, as determined by the Committee in its sole discretion at the time of exercise.  Such Shares are hereinafter sometimes referred to as the “Option Shares.” The Option is intended to qualify as an “Incentive Stock Option” within the meaning of Section 422 of the Code.  Notwithstanding the forgoing intention, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which the Option and any other options designated as Company incentive stock options become exercisable (whether or not then exercised) for the first time by Optionee during any calendar year exceeds $100,000, a portion of such options shall be treated as nonqualified stock options (not eligible for tax treatment under Section 422 of the Code).

3.           Exercise Price.

The purchase price payable for the Option Shares upon exercise of the Option, in whole or in part, shall be $____ per share (the “Exercise Price”), which is the Fair Market Value of an Option Share on the Grant Date.

4.           Vesting.

The Option shall vest and become exercisable as follows:   ___________________________________.  Optionee may, but need not, exercise the Option with respect to Option Shares at the time they first vest and become exercisable, or may exercise such Option Shares at any later time before the Option terminates (see Section 6 hereof).

Exhibit A - page 1

5.           Forfeiture Upon Termination of Employment.

If Optionee’s employment with the Company and all of its Subsidiaries is terminated for any reason whatsoever, any portion of the Option that is not then vested shall be terminated and immediately forfeited, and Optionee shall have no rights in such portion of the Option.

6.           Termination of Option.

Notwithstanding any other provision of this Agreement to the contrary, the Option shall terminate and shall no longer be exercisable after the first to occur of:  (a) the ____________ anniversary of the Grant Date;  (b) the expiration of the three-month period beginning on the date Optionee’s employment with the Company and all of its Subsidiaries terminates for any reason other than Optionee’s Disability (as defined below) or death; (c) the expiration of the 12-month period beginning on the date Optionee’s employment with the Company and its Subsidiaries terminates as a result of Optionee’s Disability; or (d) the expiration of the 24-month period beginning on the date Optionee’s employment with the Company and its Subsidiaries terminates as a result of Optionee’s death.   For purposes hereof, “Disability” shall mean Optionee’s inability, as a result of physical or mental incapacity, to substantially perform Optionee’s duties for the Company and its Subsidiaries on a full-time basis for a continuous period of six months.  The Committee, in its sole discretion, shall make all determinations as to whether or not Optionee has incurred a Disability, and the Committee’s determination shall be final and binding.  The Committee may extend such exercise period, in its sole discretion; however, any portion of the Option which is exercised after (i) three months following Optionee’s resignation, retirement, or termination for any reason, or (ii) one year following termination of Optionee’s employment due to Disability, shall not be treated as an Incentive Stock Option.

7.           Option Not Transferable.

Optionee may not transfer or assign the Option other than by will or the laws of descent and distribution.  During the lifetime of Optionee, only Optionee (or in the event of Optionee’s Disability, Optionee’s duly appointed guardian or attorney-in-fact) may exercise the Option.

8.           Death of Optionee.

In the event of Optionee’s death, the unexercised, vested portion of the Option may be exercised (but not transferred or assigned) by Optionee’s personal representatives, heirs or legatees at any time prior to the date as of which the Option expires under Section 6 hereof.  Such exercise shall be effected in accordance with the terms hereof as if such representative, heir or legatee was Optionee hereunder; however, the Company may require proof of the right of such person to exercise the Option.

9.           Manner of Exercise.

(a)           Notice of Exercise.  Optionee, or Optionee’s successors (as permitted herein), may exercise the Option by delivery to the Secretary of the Company of a written notice of exercise executed by Optionee or such successor (the “Notice of Exercise”).  The Notice of Exercise shall be substantially in the form set forth on Exhibit A, attached hereto and made a part hereof, and shall identify the Option and the number of Option Shares being purchased pursuant to the Option exercise.

(b)           Partial Exercise.  Optionee may exercise the Option for less than the full number of Option Shares, but no such partial exercise shall be made for less than 100 Shares.  Subject to the other restrictions on exercise set forth herein, the unexercised portion of the Option Shares may be exercised at a later date by Optionee, and the 100-Share requirement shall not apply to any exercise of the Option if all remaining vested Option Shares subject to the Option are exercised.

10.           Payment of Exercise Price.

(a)           General.   Upon exercise of the Option, Optionee (or Optionee’s successors) shall pay the Exercise Price in cash, in Shares, or in a combination of cash and Shares.

Exhibit A - page 2

(b)           Payment in Shares.  If Optionee pays all or a portion of the Exercise Price with Shares, the following conditions shall apply:

(i)           Optionee shall deliver to the Secretary of the Company a certificate or certificates representing such Shares duly endorsed for transfer to the Company (or an attestation of Optionee’s then current ownership of a number of Shares equal to the number thereby authorized to be withheld);

(ii)           Optionee shall have held such Shares for at least six months before the date such payment is made;

(iii)           Such Shares shall be valued on the basis of the Fair Market Value of Shares on the date of exercise, pursuant to the terms of the Plan; and

(iv)           The value of the Shares delivered shall be less than or equal to the full Exercise Price.  If Optionee delivers Shares with a value that is less than the Exercise Price, Optionee shall pay the balance of the Exercise Price in cash.

11.           Withholding.

As a condition to exercise of the Option, Optionee (or Optionee’s successors) shall pay the Company an amount equal to the sum of all applicable employment taxes that the Company is required to withhold at any time.  Such payment may be made in cash, by withholding from Optionee’s normal pay or by delivery of Shares (or an attestation of ownership of Shares in lieu of delivery).

12.           Delivery of Stock Certificate.

As soon as practicable after the date of exercise of the Option and receipt by the Company of full payment of the Exercise Price, the Company shall instruct its transfer agent to issue a stock certificate representing the Option Shares acquired by Optionee pursuant to Optionee’s exercise of the Option or shall otherwise effectively transfer such Option Shares to Optionee.

13.           Acknowledgment of Optionee.

Optionee acknowledges that certain restrictions under state, federal or foreign securities laws may apply with respect to the Option Shares issued pursuant to the Option.  Optionee further acknowledges that, to the extent Optionee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Option Shares are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 under the Securities Act).  Optionee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state, federal and foreign securities laws and any restrictions on the resale of such Shares which may pertain under such laws.  The Company has registered or intends to register the securities represented by and subject to the Option; however, in the event such registration at any time is ineffective or any special rules apply, such securities may be sold or transferred only in accordance with the Plan and pursuant to additional, effective securities laws registrations or in a transaction that is exempt from such registration requirements.  If appropriate under the circumstances, the certificate(s) evidencing the Shares issued upon exercise of the Option shall bear a restrictive legend indicating that the Shares have not been registered under applicable securities laws.

14.           Execution of Agreement.

Optionee shall execute this Agreement within 30 days after receipt of same, and promptly return an executed copy to the Company.

Exhibit A - page 3

15.           Miscellaneous.

a)           Employment Rights.  The granting of the Option and the execution of this Agreement shall not afford Optionee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate Optionee's employment or services at any time, with or without cause, or the right of Optionee to terminate Optionee’s employment or services at any time.

b)           Shareholder Rights.  Optionee shall have none of the rights of a shareholder with respect to the Option Shares until Optionee has exercised the Option and thereby acquired the Option Shares in accordance with this Agreement.

c)           Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court or governmental agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall continue in full force and effect, and shall in no way be affected, impaired or invalidated.

d)           Controlling Law.  This Agreement is being made in the State of Georgia (USA) and shall be construed and enforced in accordance with the laws of that state.

e)           Construction.  This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them with respect to the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein.

f)           Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and Optionee and Optionee’s heirs and personal representatives.  Any business entity or person succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets, or otherwise shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the assumption of this Agreement by such successor.

g)           Headings.  Section and other headings contained in this Agreement are included for reference purposes only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the individual party hereto has executed this Agreement, and the corporate party has caused this Agreement to be executed by a duly authorized representative, as of the date first set forth above.

INTERFACE, INC.

By:
[name]
[title]

OPTIONEE

__________________________________________
[name]

Exhibit A - page 4

EXHIBIT A

INTERFACE, INC.
OMNIBUS STOCK INCENTIVE PLAN

NOTICE OF EXERCISE FOR INCENTIVE STOCK OPTION AGREEMENT

This Notice is given pursuant to the terms of the Incentive Stock Option Agreement, dated _______________, between Interface, Inc. and the undersigned Optionee, which Agreement is made a part hereto and incorporated herein by reference.

Optionee hereby exercises the Option with respect to _________ Option Shares.  Optionee hereby delivers, together with this written statement of exercise, the full Exercise Price with respect to the exercised Option Shares, which consists of:  [COMPLETE ONLY ONE]

___           cash in the total amount of $__________.

___           __________Shares of the Company’s Class _____ common stock.

___           cash in the total amount of $__________ and __________Shares of the Company’s Class _____ common stock.

Optionee hereby acknowledges that, to the extent Optionee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), any Shares of the Company’s common stock acquired by Optionee as a result of Optionee’s exercise of the Option pursuant to this Notice are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 of the Securities Act), all as described in Section 13 of the Agreement, and Optionee hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

Executed this _____ day of _______________, _____.

OPTIONEE:

__________________________________________
Signature
__________________________________________
Print or Type Name

Exhibit A - page 5

Exhibit B

Form of Restricted Stock Agreement

INTERFACE, INC.
RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into as of the ___ day of _______________, 20___, by and between Interface, Inc. (the “Company”) and __________________ (“Grantee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Committee has granted to Grantee an award of Restricted Shares under the terms of the Plan (the “Award”) to encourage Grantee’s continued loyalty and diligence; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Grantee, the parties hereto have set forth the terms of the Award in writing in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Plan Provisions.

In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which are hereby incorporated herein by reference.  Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein.  In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

2.           Stock Award.

Effective on ______________, 20___ (the “Grant Date”), and subject to the restrictions and other conditions set forth herein, the Committee granted to Grantee an Award of ______ Shares of the Class B common stock, $.10 par value per share, of the Company; provided, however, that if all of the outstanding Class B Shares of the Company are converted into Class A Shares, then Class A Shares shall be substituted for the Class B Shares granted hereunder.  Such Shares granted are hereinafter sometimes referred to as the “Restricted Shares.”  The Fair Market Value of each Restricted Share on the Grant Date was $______.

3.           Vesting Restrictions.

(a)           General.    The Restricted Shares will vest and no longer be subject to forfeiture if one of several criteria is satisfied.   As described below, these criteria are based on ______________________________________________ [Note that performance criteria for certain executives is based on Company, division or business unit performance], Grantee’s tenure of employment, the occurrence of a Change in Control (as defined in subsection (d) hereof), and/or the Company’s termination, without Cause (as defined in Section 3(f) below), of Grantee’s employment with the Company.

(b)           Performance Criteria.  For purposes of applying the performance criteria to determine when Grantee’s Restricted Shares will vest, the Restricted Shares are divided into two groups, “Group A” and “Group B”, each with an equal number of ______ Shares.  The Restricted Shares in each of Group A and Group B will vest if and when the following performance criteria are satisfied:

Group A.  If on any date on or after the ___________ anniversary of the Grant Date, (i) Grantee has remained continuously employed by the Company or any of its Subsidiaries, (ii) Grantee has not yet vested in the Shares in Group A, and (iii) the _________________ has increased to or exceeded the applicable Target Level (as defined below), the vesting restriction on the Shares in Group A will lapse immediately upon such date, and Grantee thereupon will become vested in all of the Shares in Group A.

Exhibit B - page 1

Group B.  If on any date on or after the ____________ anniversary of the Grant Date, (i) Grantee has remained continuously employed by the Company or any of its Subsidiaries, (ii) Grantee has not yet vested in the Shares in Group B, and (iii) the _________________ has increased to or exceeded the applicable Target Level (as defined below), the vesting restriction on the Shares in Group B will lapse immediately upon such date, and Grantee thereupon will become vested in all of the Shares in Group B.

As used herein “Target Level” shall mean, with respect to a particular anniversary of the Grant Date (or as soon thereafter as the Company can calculate and confirm the results), _____________________ for the fiscal year then ended, as set forth below (note that the Company reserves the right to “normalize” the ____________ results to account for currency fluctuations, and to modify the ______________ Target Levels based on the results of the fiscal 20____ year-end audit):

Anniversary	Fiscal Year Ended	Target Level

1	20__	$______________
2	20__	$______________
3	20__	$______________
4	20__	$______________
5	20__	$______________

 (c)           Tenure of Employment.  If Grantee remains continuously employed by the Company or any of its Subsidiaries until the _________-year anniversary of the Grant Date, _______ percent of the Restricted Shares (whether Group A or B) that have not yet vested will do so on said date, and Grantee thereupon will become vested in such Restricted Shares (and the balance of the Restricted Shares that have not yet vested will be forfeited).

(d)           Change in Control.  If a Change in Control occurs, any Restricted Shares (whether Group A or B) that have not yet vested will do so on the date of the Change in Control, and Grantee thereupon will become vested in all such Restricted Shares.

(e)           Partial Vesting Upon Certain Events of Termination.  Upon the date that Grantee’s employment with the Company and its Subsidiaries terminates as a result of (i) an  involuntary termination at the request of the Company (or the Subsidiary that is Grantee’s employer) for any reason other than Cause (as defined in subsection (f)(i) hereof), (ii) Grantee’s Disability (as defined in subsection (f)(ii) hereof), (iii) Grantee’s death, or (iv) Grantee’s retirement upon or after attaining age 65, a portion of the Restricted Shares that have not yet vested will do so on such date, and Grantee thereupon will become vested in such portion of the Restricted Shares.  The portion of Restricted Shares that shall vest will be equal to the product of (x) ____ percent of the Restricted Shares granted hereunder that have not yet vested pursuant to the performance criteria; and (y) a fraction, the numerator of which is the number of full and partial 12-month periods that have elapsed since the Grant Date (with any partial 12-month period treated as a whole 12-month period), and the denominator of which is _________.

(f)           Cause and Disability.  As used herein, the following terms shall have the meanings ascribed to such terms as set forth below:

(i)           Cause.  The term “Cause” shall mean the reason for termination of Grantee’s employment is (A) Grantee’s fraud, dishonesty, gross negligence or willful misconduct, with respect to business affairs of the Company or its Subsidiaries, (B) Grantee’s refusal or repeated failure to follow the established lawful policies of the Company or its Subsidiaries applicable to persons occupying the same or similar positions, or (C) Grantee’s conviction of a felony or other crime involving moral turpitude.

(ii)           Disability.  The term “Disability” shall mean Grantee’s inability, as a result of physical or mental incapacity, to substantially perform Grantee’s duties for the Company and its Subsidiaries on a full-time basis for a continuous period of six months.  The Committee, in its sole discretion, shall make all determinations as to whether or not Grantee has incurred a Disability, and the Committee’s determination shall be final and binding.

4.           Forfeiture Upon Resignation or Termination for Cause.

If Grantee voluntarily resigns from employment with the Company and all of its Subsidiaries, or if the Company or the Subsidiary that is Grantee’s employer terminates Grantee’s employment for Cause (as defined in Section 3(f)(i) above), any Restricted Shares that are not then vested under any provision of Section 3 shall be immediately forfeited, and Grantee shall have no rights in such Restricted Shares.

Exhibit B - page 2

5.           Delivery of Stock Certificate.

Within a reasonable time after the date hereof, the Company shall cause the Restricted Shares to be registered in the name of Grantee, subject to the risk of forfeiture set forth in Sections 3 and 4 hereof.  Grantee may not sell, assign, transfer or pledge any Restricted Shares prior to the date on which the possibility of forfeiture with respect to such Shares has lapsed.  During the period that any Restricted Shares remain subject to a risk of forfeiture under Sections 3 and 4 hereof, the Company may retain possession of the certificate representing such Shares as a means of enforcing such restrictions.

6.           Acknowledgment of Grantee.

Grantee acknowledges that certain restrictions under state, federal or foreign securities laws may apply with respect to the Restricted Shares granted pursuant to the Award.  Grantee further acknowledges that, to the extent Grantee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Restricted Shares granted as a result of the Award are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 under the Securities Act).  Grantee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state, federal and foreign securities laws applicable to the Company and any restrictions on the resale of such Shares which may pertain under such laws.  The Company has registered or intends to register the securities represented by the Restricted Shares; however, in the event such registration at any time is ineffective or any special rules apply, such securities may be sold or transferred only in accordance with the Plan and pursuant to additional, effective securities laws registrations or in a transaction that is exempt from such registration requirements.  If appropriate under the circumstances, the certificate(s) evidencing the Restricted Shares shall bear a restrictive legend indicating that the Restricted Shares have not been registered under applicable securities laws.

7.           Execution of Agreement.

Grantee shall execute this Agreement within 30 days after receipt of same, and promptly return an executed copy to the Company.

8.           Withholding.

Grantee shall pay the Company an amount equal to the sum of all applicable employment taxes that the Company or any Subsidiary is required to withhold at any time.  Such payment may be made in cash, by withholding from Grantee’s normal pay, or, if permitted by the Company at the relevant time, by delivery of Shares (including Restricted Shares then vested under this Agreement).

9.           Miscellaneous.

(a)           Employment Rights.  The granting of the Award and the execution of this Agreement shall not afford Grantee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any such Subsidiary to terminate Grantee’s employment or services at any time, with or without cause, or the right of Grantee to terminate Grantee’s employment or services at any time.

(b)           Shareholder Rights.  While the Restricted Shares remain subject to forfeiture under Sections 3 and 4 hereof, Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and to receive any cash dividends.

(c)           Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court or a governmental agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall continue in full force and effect, and shall in no way be affected, impaired or invalidated.

(d)           Controlling Law.  This Agreement is being made in the State of Georgia (USA) and shall be construed and enforced in accordance with the laws of that state.

(e)           Construction.  This Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them with respect to the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein.

Exhibit B - page 3

(f)           Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and Grantee and Grantee’s heirs and personal representatives.  Any business entity or person succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets, or otherwise shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the assumption of this Agreement by such successor.

(g)           Headings.  Section and other headings contained in this Agreement are included for reference purposes only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the individual party hereto has executed this Agreement, and the corporate party has caused this Agreement to be executed by a duly authorized representative, as of the date first set forth above.

INTERFACE, INC.

By:
[name]
[title]

GRANTEE

__________________________________________
[name]

Exhibit B - page 4

Interface®

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 20, 2010.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/tlfc**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card   CLASS A COMMON STOCK   1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Dianne Dillon-Ridgley	☐	☐	02 - June M. Henton	☐	☐	03 - Christopher G. Kennedy	☐	☐
04 - K. David Kohler	☐	☐	05 - Thomas R. Oliver	☐	☐			

+

	For	Against	Abstain		For	Against	Abstain
2. Proposal to approve the Company's adoption of an amendment and restatement of the Interface, Inc. Omnibus Stock Incentive Plan.	☐	☐	☐	3. Ratification of the appointment of BDO Seidman, LLP as independent auditors for 2010.	☐	☐	☐

4. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
52AV 0253441

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

016CIA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Interface®

Proxy — Interface, Inc.

CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with the power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 20, 2010, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS 1, 2 AND 3, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Interface®

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 20, 2010.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/ifc**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card CLASS B COMMON STOCK 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Ray C. Anderson	☐	☐	02 - Edward C. Callaway	☐	☐	03 - Carl I. Gable	☐	☐
04 - Daniel T. Hendrix	☐	☐	05 - James B. Miller, Jr.	☐	☐	06 - Harold M. Paisner	☐	☐

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Proposal	For	Against	Abstain
2. Proposal to approve the Company's adoption of an amendment and restatement of the Interface, Inc. Omnibus Stock Incentive Plan.	☐	☐	☐
3. Ratification of the appointment of BDO Seidman, LLP as independent auditors for 2010.	☐	☐	☐

4. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

6 2 A V 0 2 5 3 4 4 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Interface®

Proxy — Interface, Inc.

CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with the power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 20, 2010, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS 1, 2 AND 3, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.